                                     128561

                            ARTICLES OF INCORPORATION




                          CORTEZ URANIUM AND MINING CO.




                                    RECORDED
                                BOOK 700 PAGE 296



                                    DOMESTIC


                     FILED in the office of the Secretary of
                     State of the State of Colorado, on the
                                4th day of April
                           AD 1955, at 10 o'clock A.M.
                                 GEORGE C. BAKER
                               Secretary of State

                         Filing Clerk __________________

                               _____________________






                      This document has been inspected and
                Entered on the Records of the ________ Department


                               Date: April 5, 1955
                         (Filing Clerk Signature) Clerk

                            ARTICLES OF INCORPORATION
                                       OF
                          CORTEZ URANIUM AND MINING CO.

         KNOW ALL MEN BY THESE PRESENTS, That we, Donald M. Shere, Irving Lindner, and Robert B. Rottman, desiring to associate ourselves together as a corporation under the name of Cortez Uranium and Mining Co., for the purpose of becoming a body corporate and politic, under and by virtue of the laws of the State of Colorado, and in accordance with the provisions of the laws of said State, do hereby make, execute, and acknowledge this certificate in writing of our intention so to become a body corporate under and by virtue of said laws.

         FIRST:  The corporate name of our said corporation shall be:

                         "CORTEZ URANIUM AND MINING CO."

         SECOND: The object for which our said corporation is formed and incorporated is for the purpose of:

         a. Conducting and engaging generally in the business of mining, producing, processing, refining, and selling uranium, radioactive materials, and ores, oil, petroleum, and all other minerals and ores, whether or not of like class or character, including the by-products from the same, or any of them; to search for, prospect, and explore for ores and minerals; to locate, buy, lease, license, or otherwise acquire mining claims, developments, grounds, leases, and mineral rights therein in the United States of America or the territories thereof, or in any foreign country; to mine, drill, develop, bore, explore, operate, and work the same; to develop, produce, refine, amalgamate, and prepare for market ores, minerals, and mining substances of all kinds; to do all acts and things necessary or convenient to the company's objects, including the erection of buildings, warehouses, structures, furnaces, mills, crushing, concentrating, and smelting works, and installations of machinery, equipment, apparatus, and appliances of every description; to construct roads, ways, private railroads, bridges, water courses, and reservoirs, and to operate all of the same as required for the uses and purposes of the company.

         b. Conducting and engaging generally in the timber and lumbering business; to cut, process, sell, develop, and market timber and lumber, including all of the by-products from the same; to buy, lease, and otherwise acquire timber property, acreages, real estate, or rights and interest therein; to manufacture, produce, buy, hold, sell, and deal in all materials, equipment, apparatus, machinery, and property of all kinds appurtenant or incident to and useful in said business; to do all acts or things necessary or convenient to the operation of said timber and lumbering business.

         THIRD: In furtherance of and not in limitation of the objects and purposes herein stated, and by the general powers conferred by the statutes of the State of Colorado, our corporation shall have the following powers, to wit:

         a. To enter into, make, perform, carry out contracts and agreements of every sort and kind, with any person, firm, association, corporation, private or public, municipal or body politic, and with the Government of the United States, or of any state, territory, or colony thereof, or any subdivision or agency in the United States of America, or of any nation, state, or subdivision thereof.

         b. To acquire, purchase, gift, devise, bequest, or otherwise, all kinds of property, whether real, personal, or mixed, and wheresoever situate, including stocks, bonds, debentures, and obligations of this and other companies, and to despise of the same by sale, barter, trade, issue, reissue, or otherwise, and to execute each and every kind of instrument of conveyance and/or transfer.

         c. To acquire good will, rights, property, and assets of all kinds, and to undertake the whole or any part of the liabilities of any person, firm, association, or corporation, on such terms as may be agreed on, and to pay for the same in cash, stocks, bonds, debentures, or securities of this corporation, or otherwise; to acquire and undertake all or any part of the business, assets, and liabilities of any person, firm, association, or corporation.

         d. To issue shares of capital stock of the corporation for such consideration, labor or services performed or money or property of any kind actually received, as may be determined from time to time by the Board of Directors in their sole discretion, and any and all shares so issued shall be deemed fully paid and non-assessable and not liable to any call or assessment thereon, and the holder of such shares shall not be liable for any further payment or assessment in respect thereto.

         e. To offer for public or private subscription any shares of stock in the capital of, or debentures or other securities of this corporation, or any other corporation, the stock and debentures which this corporation owns, to promote or concur in the establishment of any corporation, company, or association undertaking.

         f. To borrow money in the name of the corporation and give evidence thereof by notes, bonds, or otherwise, and to give as security therefore any and all of the assets of the corporation by pledge, mortgage, trust deed, or otherwise.

         g. To lend money of the corporation, either with or without security therefore, and to fix and collect lawful and reasonable interests and charges therefore.

         h. To do all, any, or every thing necessary, suitable, expedient, convenient, or proper for the accomplishment of the purposes or the attainment of any one or more of the objects herein enumerated or incidental to the powers herein named, or at any time it appears conducive to or expedient for the advancement, protection, or benefit of the corporation, either as holders of or interested in any property or otherwise.

         i. To have and possess all the powers of a corporation granted by the laws of the State of Colorado, whether herein specifically set forth or not.

         j. It is the intention that the objects and purpose specified in the clauses contained in this Certificate of Incorporation shall be in no way limited or restricted by reference to or inference from the terms of any other clause of this or any other paragraph herein contained, but the objects and powers specified in each of these clauses of this Certificate of Incorporation shall be independent objects and powers above named shall not be held to exclude any object or power which is in any way incident to the proper conduct of the business of this corporation.

         FOURTH: This corporation shall have a capitalization of $100,000.00, consisting of ten million ($10,000,000) shares of common stock at one cent ($.01) par value, said common stock to be full voting, and issued fully paid and non-assessable.

         FIFTH: No stockholder of the corporation shall have, by virtue of being a stockholder, any preemptive right to subscribe to and/or purchase any additional stock or additional issues of stock and/or other securities of any or all classes of the corporation or securities convertible into stock or carrying stock purchase warrant or privileges.

         SIXTH:  The term of existence of said corporation is perpetual.

         SEVENTH: The affairs and management of said corporation are to be under the control of a board of directors consisting of not less than three nor more than five members. Hyman Hoffman, Michael Grande, and Harry Hoffman are hereby selected to act as the Board of Directors and to manage the affairs of said corporation for the first year of its existence or until their successors are elected and qualify. At such time as a majority of the Board of Directors shall deem it desirable, the number of directors may be increased to the maximum number of five members, said additional directors to be elected by a majority of the directors then in the office.

         EIGHTH: The principal office of said corporation shall be located in the City and County of Denver and State of Colorado. Part or all of the business of the said corporation may be carried on beyond the limits of the State of Colorado.

         NINTH: A stock ledger and other books of record of the said corporation shall be kept within the State of Colorado in charge of Donald M. Shere, whose office address if 407 University Building, Denver, Colorado, c/o Lindner and Shere, Attorneys.

         TENTH: The Directors shall have the power to make such by-laws as they may deem proper for the management of the affairs of said corporation according to the statute in such case made and provided.

         ELEVENTH:  Cumulative voting shall not be allowed.

         IN WITNESS WHEREOF, we have hereunto set our hands and seals to this 31st day of March, 1955.

                                       (signatures) Donald M. Shere
                                                    Irving Lindner
                                                    Robert B. Rottman

STATE OF COLORADO
    CITY AND                   SS.
COUNTY OF DENVER

         I, (Signature), a Notary Public, in and for said county, in the state aforesaid, do hereby certify that Donald M. Shere, Irving Lindner, and Robert B. Rottman, whose names are subscribe to the annexed and foregoing certificate of incorporation, appeared before me this day in person, and acknowledged that they signed, sealed, and delivered the said instrument of writing as their free and voluntary act, for the uses and purposes therein set forth.

         Given under my hand and notarial seal this 31st day of March, AD 1955.

         My commission expires (Date of expiration)
                               (Signature)
(Notary public stamp)

SS Form D-4 (Rev  10/82) Change of Name             MAIL TO:               (Date stamped September 12,1983)
Submit in Duplicate                        Colorado Secretary of State     (Stamped P12:13)
Filing fee $22.50                             Corporation Office
                                           1575 Sherman St. 2nd Floor
This document should be typewritten          Denver Colorado  80203
                                                 (303) 866-2361

                              ARTICLES OF AMENDMENT
                                     to the
                            ARTICLES OF INCORPORATION

         Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the corporation is (note 3) CORE OIL CO.

         SECOND: The following amendment was adopted by the shareholders of the corporation on June 16th 1983 , in the manner prescribed by the Colorado Corporation Code:

         Article FIRST of the Articles of Incorporation is amended to read as follows:

         "The corporate name of our said corporation shall be CORE MINERAL RECOVERIES, INC."


         THIRD: The number of shares of the corporation outstanding at the time of such adoption was 2,285,710 and the number of shares entitled to vote thereon was 1,417,676.

         FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a Class were as follows:

          CLASS          (Note 1)           NUMBER OF SHARES VOTED
                                            For            Against
          COMMON                         1,417,676          - 0 -

         FIFTH: The number of shares voted for such amendment was 1,417,676 ; and the number of shares voted against such amendment was - 0 - .

         SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

          CLASS          (Note 1)           NUMBER OF SHARES VOTED
                                            For            Against
          COMMON                         1,417,676          - 0 -

         SEVENTH: The manner if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

                                    (Note 2)
                                    No Change

         EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment are as follows:

                                    (Note 2)
                                    No Change

                                                    CORE OIL CO.        (Note 3)
                                            By      (President's signature)
                                           And      (Second signature)  (Note 4)

         Subscribed and sworn to before me this (not filled in by notary public) day of __________, 19___. My commission expires ____________________________.

                                                   (not signed by notary public)
                                                   (address not filled in)

NOTES  1      If inapplicable, insert "None"
       2      If inapplicable, insert "No Change"
       3      Each corporate name of corporation adopting the Articles of
              Amendment is still a change of name before the amendment is filed.
       4      Signature, and titles of officers signing for the corporation

SS Form D-4 (Rev  10/82)                            MAIL TO:               (Date stamped September 12,1983)
Submit in Duplicate                        Colorado Secretary of State     (Stamped P12:13)
Filing fee $22.50                             Corporation Office
                                           1575 Sherman St. 2nd Floor
This document should be typewritten          Denver Colorado  80203
                                                 (303) 866-2361


                              ARTICLES OF AMENDMENT
                                     to the
                            ARTICLES OF INCORPORATION
                              (DPO135074 (written))

         Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the corporation is (note 3) CORE OIL CO.

         SECOND: The following amendment was adopted by the shareholders of the corporation on June 16th , 1983 , in the manner prescribed by the Colorado Corporation Code.

         Article FOURTH of the Articles of Incorporation is amended to read as follows:

         "This corporation shall have a capitalization of $150,000.00, consisting of fifteen million (15,000,000) share of common stock at one cent ($.01) per value, said common stock to be full voting, and issued fully paid and non-assessable."

         THIRD: The number of shares of the corporation outstanding at the time of such adoption was 2,285,710 and the number of shares entitled to vote thereon was 1,417,676.

         FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

           CLASS                (Note 1)             NUMBER OF SHARES
          COMMON                                        1,417,676

         FIFTH: The number of shares voted for such amendment was 1,417,676 ; and the number of shares voted against such amendment was - 0 - .

         SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

          CLASS          (Note 1)           NUMBER OF SHARES VOTED
                                            For            Against
          COMMON                         1,417,676          - 0 -

         SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

                                    (Note 2)
                                    No Change

         EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

                                    (Note 2)

Stated capital increases from $100,000.00
to $150,000.00 because authorized stock          _______________________(Note 3)
increased from 10,000,000 shares to           By (Presidents signature)
15,000,000 shares (par value $.01)              -------------------------------
                                              and (other signature)     (Note 4)
                                                 -------------------------------

         Subscribed and sworn to before me this (not completed by notary public) day of ________, 19___. My commission expires ________________.

                                         (Notary public signature not completed)
                                         (Address not completed)

NOTES   1      If inapplicable, insert "None"
        2      If inapplicable, insert "No Change"
        3      Each corporate name of corporation adopting the Articles of
               Amendment is still a change of name before the amendment is filed.
        4      Signature, and titles of officers signing for the corporation

SS Form D-4 (Rev  1/86)                    MAIL TO:
Submit in Duplicate                Colorado Secretary of State
Filing Fee $22.50                     Corporation Office
                                    1560 Broadway, Suite 200
This document must be typewritten    Denver, Colorado  80202
                                        (303)866-2361

(Stamped RECEIVED October 7, 1986 10:07 A.M.)
(Stamped SECRETARY OF STATE
          STATE OF COLORADO)

                              ARTICLES OF AMENDMENT
                                     to the
                            ARTICLES OF INCORPORATION

         Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

         FIRST: The name of the corporation is (Note 1) CORE MINERAL RECOVERIES, INC. .

         SECOND: The following amendment to the Articles of Incorporation was adopted on NOVEMBER 12 1986 , as prescribed by the Colorado Corporation Code, in the manner marked with an X below:

         [ ] Such amendment was adopted by the board of directors where no shares have been issued.

         [X] Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.


That, by unanimous vote of a quorum of shareholders the amount of shares authorized be 30,000,000.

That, by unanimous vote of a quorum of shareholders, that the Articles of the corporation be amended that the corporation may conduct business as a trust and may set up trusts both in the United States and in foreign countries.


         THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected as follows: N/A

          FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment are as follows:

                                               _______________________(Note
                                            By (President's signature)
                                           And (blank space          )(Note
                                               (signature            )(Note
                                                ROBERT VELTEN

NOTES:   1 Exact corporate name of corporation adopting the Articles of
           Amendments. (If this is a change of name amendment name before this amendment is filed.) (other notes cut off by copier)

                                   MAIL TO:
                               Secretary of State
                              Corporations Section
                            1560 Broadway, Suite 200
                             Denver, Colorado 80202
                                 (303) 894-2251
                               Fax (303) 894-2242
MUST BE TYPED
FILING FEE:  $25.00
MUST SUBMIT TWO COPIES
Please include a typed self-addressed envelope

(Stamped CHANGE OF NAME and STOCK CHANGE)
(Stamped 19971139700   M
                 $    25.00
                 SECRETARY OF STATE
                 09-03-97   11:44:45)

                              ARTICLES OF AMENDMENT
                                     to the
                            ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation

FIRST: The name of the corporation is CORE MINERAL RECOVERIES, INC. .

SECOND: The following amendment to the Articles of Incorporation was adopted on JULY 20, 1997 , as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

         The Articles of Incorporation are amended to:

         (a) change the name of the Corporation from Core Mineral Recoveries to "Core Ventures, Inc."

         (b) change the par value of the shares of the common stock of the Corporation from $.01 par value to $.0001 par value per share.

[ ]      No shares have been issued or Directors Elected - Action by
         Incorporators

[ ]      No shares have been issued but Directors Elected - Action by Directors

[ ] Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

[X] Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

THIRD: If changing corporate name, the new name of the corporation is CORE VENTURES, INC. .

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

         No Change.

If these amendments are to have a delayed effective date,:    JULY 20, 1997
                                                          ----------------------
please list that date (Not to exceed ninety (90) days from the date of filing)

                                        CORE VENTURES, INC.
                                        (Formerly Core Mineral Recoveries, Inc.)


                                        Signature(signature                )
                                                  -------------------------
                                         Title   (stamped) ALIXE B. CORMICK
                                                  --------------------------
                                                  BARRISTER & SOLICITOR

                                             Suite 618, 688 West Hastings Street
                                            P.O. Box 28, Vancouver, Canada V6B ?

                      RESTATED ARTICLES OF INCORPORATION
                                (Section 7-2-103)

                        COLORADO BUSINESS CORPORATION ACT


Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation's articles are as follows:

1.       The name of the corporation is "CORE VENTURES, INC."


2. The authorized capital of the Company consists of THIRTY MILLION (30,000,000) common shares with a par value of $0.0001.

3.       The registered office of the corporation is:

                  CT Corporate System
                  Suite 1200 - 1675 Broadway
                  Denver, Colorado  80202


--------------------------------------------------------------------------------

Dated at Vancouver, British Columbia, this 20th day of July, 1997.


(signature                )
--------------------------
Ashif Jiwa, President

                                   MAIL TO:
                               Secretary of State
                              Corporations Section
                            1560 Broadway, Suite 200
                             Denver, Colorado 80202
                                 (303) 894-2251
                               Fax (303) 894-2242

Please include a typed self-addressed envelope          (Stamped FILED COPY

MUST BE TYPED                                                19981030974      M
FILING FEE: $10.00                                           $  10.00
MUST SUBMIT TWO COPIES                                       SECRETARY OF STATE
                                                             02-18-98 11:32:00)

                  NOTICE OF TRANSFER OF RESERVED CORPORATE NAME
          LIMITED LIABILITY COMPANY NAME OR LIMITED PARTNERSHIP NAME OF

                          FutureLink Distribution Inc.

Pursuant to the provisions of the Colorado Business Corporation Act, Colorado Limited Liability Company Act or the Colorado Limited Partnership Act of 1981, you are hereby notified that the undersigned has transferred to

Core Ventures Inc.

Whose address is   618 - 688 West Hastings Street, Vancouver, BC  V6B 1P1

The name of    FutureLink Distribution Corp.

which was reserved in your office for the exclusive use of the undersigned on January 14 1998, for a period of one hundred twenty days thereafter.

                                        (written) Venture Law Corporation

                                        (typed)   Alixe B. Cormick

                                                  618-688 West Hastings Street
                                                  Vancouver, BC  V6B 1P1

                                                  By (signature        )

                                                  Its Lawyer
                                                      Title

                                   MAIL TO:
                               Secretary of State
                              Corporations Section
                            1560 Broadway, Suite 200
                             Denver, Colorado 80202
                                 (303) 894-2251
                               Fax (303) 894-2242

Please include a typed self-addressed envelope          (Stamped FILED COPY

MUST BE TYPED                                                19981008266      M
FILING FEE: $10.00                                           $  10.00
MUST SUBMIT TWO COPIES                                       SECRETARY OF STATE
                                                             02-18-98 11:41:00)


                                 APPLICATION FOR
                               RESERVATION OF NAME


To the Secretary of State of the State of Colorado:


Pursuant to the provisions of the Colorado Business Corporation Act, Colorado Nonprofit Corporation Act, Colorado Uniform Limited Partnership Act of 1981 or the Colorado Limited Liability Company Act, the undersigned hereby applies for reservation of the following name for a period of one hundred twenty days:

1ST CHOICE   FutureLink Distribution, Corp.

2ND CHOICE (IF 1ST CHOICE IS NOT AVAILABLE) ________________________________

3RD CHOICE (IF 1ST, 2ND CHOICES NOT AVAILABLE)_______________________________


                                       ----------------------------------------
                                       (signature)                      (title)

                                       Alixe B. Cormick, Venture Law Corporation
                                               Typed name of applicant

                                       618-688 West Hastings
                                               (address)

                                       Vancouver, British Columbia, V6B 1P1

                                   MAIL TO:
                               Secretary of State
                              Corporations Section
                            1560 Broadway, Suite 200
                             Denver, Colorado 80202
                                 (303) 894-2251
                               Fax (303) 894-2242

Please include a typed self-addressed envelope          (Stamped FILED COPY

MUST BE TYPED                                                1997118914      M
FILING FEE: $10.00                                           $  10.00
MUST SUBMIT TWO COPIES                                       SECRETARY OF STATE
                                                             11-24-97  10:53:44)

                             STATEMENT OF CHANGE OF
                              REGISTERED OFFICE OR
                            REGISTERED AGENT, OR BOTH

Pursuant to the provisions of the Colorado Business Corporation Act, the Colorado Nonprofit Corporation Act, the Colorado Uniform Limited Partnership Act of 1981 and the Colorado Limited Liability Company Act, the undersigned, organized under the laws of:
                                    Colorado
submits the following statement for the purpose of changing its registered office or its registered agent or both, in the state of Colorado:

FIRST: The name of the corporation, limited partnership or limited liability company is: Core Ventures, Inc.

SECOND: Street address of current REGISTERED OFFICE is: 5650 South Alexander Ct., Littleton, Colorado 80121 and if changed, the new street address is: 1675 Broadway, Denver, Colorado 80202

THIRD: The name of its current registered agent is: Randall Kirk and if changed, the new registered agent is: The Corporation Company
         Signature of Registered Agent By: (signature                  )
         Principal place of business 4510 Victoria Dr., Vancouver, BC
                                                 V5N 4N8

The address of its registered office and the address of the business office of its registered agent, as changed will be identical.

                                        Core Ventures, Inc.
                                        Name of Entity
                                        By (signature), Frank Demitro
                                           ------------------------------------
                                        Its President
                                            Title

                                   MAIL TO:
                               Secretary of State
                              Corporations Section
                            1560 Broadway, Suite 200
                             Denver, Colorado 80202
                                 (303) 894-2251
                               Fax (303) 894-2242

Please include a typed self-addressed envelope          (Stamped FILED COPY

MUST BE TYPED                                                1997118913      M
FILING FEE: $10.00                                           $  10.00
MUST SUBMIT TWO COPIES                                       SECRETARY OF STATE
                                                             11-24-97  10:53:44)

                             RESIGNATION OF OFFICER
                                   OR DIRECTOR

Pursuant to the provision of the Colorado Business Corporation Act, the undersigned states:

FIRST: The name of the corporation is: CORE VENTURES INC. (VENTURES, INC is written over crossed out MINERAL RECOVERIES, INC.)

SECOND: That the undersigned is named as an officer or director of such corporation and is shown as having the following title on the documents listed below which documents have been filed with the Secretary of State by the corporation:

       TITLE                      DOCUMENT                   FILING NUMBER
     President                 Corporate Report               19971110965

THIRD: That the undersigned hereby resigns as an officer/director of the corporation and has given notice to the corporation of such resignation or states that the undersigned was named as an officer/director without the consent of the undersigned.

FOURTH:  The undersigned ceased to be an officer/director on July 14 , 1997


                                                  John Xinos
                                        ---------------------------------------
                                        Typed name of Officer/Director


                                                  (Signed)
                                        ----------------------------------------
                                        Signature

                                   MAIL TO:
                               Secretary of State
                              Corporations Section
                            1560 Broadway, Suite 200
                             Denver, Colorado 80202
                                 (303) 894-2251
                               Fax (303) 894-2242

Please include a typed self-addressed envelope          (Stamped FILED COPY

MUST BE TYPED                                                19981030975      M
FILING FEE: $10.00                                           $  25.00
MUST SUBMIT TWO COPIES                                       SECRETARY OF STATE
                                                             02-18-98  11:35:29)
                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:   The name of the corporation is CORE VENTURES, INC.

SECOND: The following amendment to the Articles of Incorporation was adopted on January 20, 1998, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

[ ]      No shares have been issued or Directors Elected - Action by
         Incorporators

[ ]      No shares have been issued but Directors Elected - Action by Directors

[ ] Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

[X] Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

THIRD: If changing corporate name, the new name of the corporation is FUTURELINK DISTRIBUTION, CORP.

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

                  The authorized capital of the Company is 100,000,000 shares in the common stock with a par value of $0.001 per share and 5,000,000 shares in the preferred stock with no par value.

                                        Dated: February 17, 1998

                                        Signature (       signed              )
                                                   ---------------------------
                                        FRANK DEMITRO
                                        SECRETARY AND DIRECTOR
                                        CORE VENTURES, INC.
                                        N/K/A FUTURELINK DISTRIBUTION, CORP.

                               AMENDING AGREEMENT


      THIS AMENDING AGREEMENT made as of the 21st day of August, 1998.


AMONG:

      FUTURELINK DISTRIBUTION CORP., a corporation incorporated pursuant to the laws of the State of Colorado
      (the "Buyer")                                                             OF THE FIRST PART


                                     - and -

      DONALD A. BIALIK, of the City of Calgary, in the Province of Alberta
      ("Donald")                                                                OF THE SECOND PART


                                     - and -

      OLIVIA B. BIALIK, of the City of Calgary, in the Province of Alberta
      ("Olivia")                                                                OF THE THIRD PART


                                     - and -

      BIALIK FAMILY TRUST
      (the "Trust")                                                             OF THE FOURTH PART


                                     - and -

      RIVERVIEW MANAGEMENT  CORPORATION,  a corporation  incorporated
      under the laws of the Province of Alberta                                 OF THE FIFTH PART
      ("RMC")


                                     - and -


      SYSGOLD LTD., a corporation incorporated under the laws of the
      Province of Alberta
      ("SysGold")                                                               OF THE SIXTH PART


                                     - and -


      FUTURELINK DISTRIBUTION CORP., a corporation incorporated under the laws of the Province of Alberta
      ("FutureLink Alberta")                                                    OF THE SEVENTH PART

         WHEREAS the parties are party to that share purchase agreement dated August 4, 1998 (the "Share Purchase Agreement"); and

         WHEREAS pursuant to the provisions of Article 7 of the Share Purchase Agreement, the parties agreed to permit a reorganization of RMC and to execute such further documents and agreements and give such further assurances and undertake such further action as might be necessary to give effect thereto.

         NOW THEREFORE the parties agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1 Capitalized terms shall, unless otherwise defined herein, be given the same meaning as is ascribed to such terms in the Share Purchase Agreement, the Support Agreement, the Exchangeable Share Provisions and the Voting and Exchange Trust Agreement.

1.2 The Share Purchase Agreement, as amended and supplemented by the provisions of this Agreement, shall remain in full force and effect as if the provisions thereof and hereof were contained in one agreement. To the extent that there is any conflict between the terms of the Share Purchase Agreement and the terms of this Agreement, this Agreement shall govern.

                                    ARTICLE 2
                          IMPLEMENTING THE TRANSACTION

2.1 The parties agree that the Closing Date shall be amended to August 21, 1998.

2.2 The parties agree that the purchase and sale of the Purchased Shares shall be carried out in the following manner and the Permitted Transactions Schedule shall be amended and replaced by this section 2.2:

         (a) the Buyer establishes FutureLink Acquisition Corporation, an Alberta corporation ("Acquisition Co.") which shall be permitted to carry out the obligations of the Buyer under the terms of the Share Purchase Agreement and this Agreement, and the Buyer shall subscribe for 3,000,000 common shares of Acquisition Co. at a price of $1.00 (Cdn.) per common share;

         (b)      RMC acquires the Class "K" Shares as follows:


SHAREHOLDER         NO. OF SHARES         AMOUNT
-------------          --------          --------
  (i)  Donald           842,500          $842,500

 (ii)  Olivia           842,500          $842,500



        (c) Acquisition Co. acquires the following Class "J" shares for the following consideration:

 SHAREHOLDER           NO. OF SHARES             AMOUNT
--------------         -------------        -----------------
   (i)  Donald             500,000          $  500,000 *

  (ii)  Olivia             500,000          $   85,000 *
                                            $  415,000 cash**

 (iii)  Trust            1,000,000          $1,000,000 cash

        TOTAL                               $2,000,000

                  *  by the issuance of the Promissory Note
                  ** $100,000 of which has already been received as the Deposit;

         (d) RMC files Articles of Amendment creating exchangeable shares having the terms and conditions set out in Schedule "A" hereto (the "Exchangeable Shares");

         (e) Donald and Olivia exchange their remaining Class "K" Shares and Class "B" Common Shares for Exchangeable Shares as follows:

                                                  EXCHANGEABLE SHARES
  SHAREHOLDER              NO. OF SHARES               RECEIVED
  -----------              -------------               --------
 (i)    Donald          1,325,833 Class "K"            1,418,084
                        100 Class "B" Common

(ii)    Olivia          2,989,165 Class "K"            2,831,916
                        100 Class "B" Common

       TOTAL                                           4,250,000

         (f) The Buyer shall create a voting share (the "Voting Share") having the terms and conditions set out in Schedule "B" hereto and shall issue to and deposit with the Trustee such Voting Share, in consideration of the payment to the Buyer of U.S.$1, to be held by the Trustee as trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares, in accordance with the Voting and Exchange Trust Agreement, hereinafter defined;

         (g) The Buyer and RMC will execute and deliver the support agreement attached hereto as Schedule "C" (the "Support Agreement");

         (h) The Buyer, RMC and the Trustee will execute and deliver voting and exchange trust agreement attached hereto as Schedule "D" (the "Voting and Exchange Trust Agreement"); and

         (i) The Buyer shall reserve for issuance such number of shares of Common Stock as shall be necessary for the issuance on exchange of the Exchangeable Shares and the exercise by Donald of his option under the Employment Agreement.

                                    ARTICLE 3
                           CERTAIN RIGHTS OF THE BUYER
                         TO ACQUIRE EXCHANGEABLE SHARES

3.1     (a)     The Buyer and any subsidiary thereof shall have the
                overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of RMC pursuant to Article 5 of the Exchangeable
                Share Provisions, to purchase from all but not less than all of the holders (other than the Buyer) thereof of Exchangeable
                Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by the Buyer to the holder of the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the
                "Liquidation Call Purchase Price"). In the event of the exercise of the Liquidation Call Right by FutureLink (Alberta), each holder shall be obligated to sell all the Exchangeable Shares held by the holder to the Buyer on the Liquidation Date on payment by the Buyer to the holder of the Liquidation Call
                Purchase Price for each such share.

(b)     To exercise the Liquidation Call Right, the Buyer or any of its subsidiaries, must notify the Trustee and RMC in writing, of the Buyer's or its subsidiaries' intention to exercise such right at least 55 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of RMC and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of RMC. The Trustee will notify the holders of Exchangeable Shares as to whether or not the Buyer or any of its subsidiaries has exercised the Liquidation Call Right forthwith after the expiry of the date by which the same may be exercised by the Buyer. If the Buyer or any subsidiary exercises the Liquidation Call Right, on the Liquidation Date the Buyer or any subsidiary will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

(c)     For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, the Buyer or its subsidiary shall deposit with the Trustee, on or before the Liquidation Date, the Exchangeable Share Consideration representing the total Liquidation Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by the Buyer or on of its subsidiaries without interest upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Buyer Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of the Buyer or its subsidiary shall deliver to such holder, the Exchangeable Share Consideration to which the holder is entitled. If the Buyer or one of its subsidiaries does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by RMC in connection with the liquidation, dissolution or winding-up of RMC pursuant to Article 5 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

3.2     (a)     The Buyer or any of its subsidiaries shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by RMC pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than the Buyer or any Subsidiary thereof) of Exchangeable Shares on the Automatic Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by the Buyer or any of its subsidiaries to the holder of the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "Redemption Call
                Purchase Price"). In the event of the exercise of the Redemption
                Call Right by the Buyer or any of its subsidiaries, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to the Buyer on the Automatic Redemption Date on payment by the Buyer or any of its subsidiaries to the holder of the Redemption Call Purchase Price for each such share.

(b)     To exercise the Redemption Call Right, the Buyer or any of its subsidiaries must notify the Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and RMC of the Buyer's or any of its subsidiaries' intention to exercise such right at least 60 days before the Automatic Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not the Buyer or any of its subsidiaries has exercised the Redemption Call Right forthwith after the date by which the same may be exercised by the Buyer or any of its subsidiaries. If the Buyer or any of its subsidiaries exercises the Redemption Call Right, on the Automatic Redemption Date the Buyer or any of its subsidiaries will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

(c)     For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, the Buyer or any of its subsidiaries shall deposit with the Transfer Agent, on or before the Automatic Redemption Date, the Exchangeable Share Consideration representing the total Redemption Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Automatic Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by the Buyer or any of its subsidiaries without interest upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Automatic Redemption Date be considered and deemed for all purposes to be the holder of the Buyer's Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of the Buyer or any of its subsidiaries shall deliver to such holder, the Exchangeable Share Consideration to which the holder is entitled. If the Buyer or any of its subsidiaries does not exercise the Redemption Call Right in the manner described above, on the Automatic Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by RMC in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

                                    ARTICLE 4
                    ADDITIONAL COVENANTS OF BUYER AND SELLERS

4.1 The Buyer covenants and agrees with the Sellers that:

(a)     immediately following the closing of the transactions contemplated hereby it will cause the appointment of Donald to the Board of Directors of the Buyer for a term of 2 years;

(b)     it will become a reporting issuer in the Province of Alberta (as that term is defined in the Securities Act (Alberta)) on or before September 30, 1998;

(c)     that it will place on the agenda for its next shareholders meeting to be held on or before November 20, 1998 the creation of the FutureLink Special Voting Stock, recommend to its stockholders the approval of such resolutions as may be necessary for the creation and issuance of such share and issue such share to the Trustee immediately after receipt of approval from the shareholders;

(d)     notwithstanding the use of Acquisition Co., perform or cause the performance of all obligations under the Share Purchase Agreement and this Agreement and perform or cause the performance of all obligations under the Support Agreement, the Voting and Exchange Trust Agreement and issue FutureLink Common Stock in exchange for the Exchangeable Shares in the manner provided for in the Exchangeable Share provisions, the Support Agreement and the Voting and Exchange Trust Agreement;

(e)     that so long as any of the Exchangeable Shares are outstanding, it will remain the sole shareholder of Acquisition Co., will cause Acquisition Co. to be the sole shareholder of RMC, and, to the extent that it would affect the Exchangeable shares, will not permit the amendment to the articles of either or issue or create any additional shares in either without the prior written consent of the Sellers.

4.2 The Sellers covenant and agree with the Buyers that the Sellers will exercise their rights of retraction in respect of all of the Exchangeable Shares outstanding when the number of Exchangeable Shares outstanding is less than ten percent (10%) of the initial amount of Exchangeable Shares issued.


                                    ARTICLE 5
                    AMENDMENT TO REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND CONDITIONS

5.1 The parties hereto agree that the representations and warranties of the Buyer and Sellers in the Share Purchase Agreement require amendments to remove some inaccuracies contained therein. The parties acknowledge the inaccuracies of the following representations and warranties and such representations and warranties are hereby restated and amended:

(a)     Subsection 3.01 (d) shall be amended to reflect that the issued and outstanding shares of RMC on the Closing Date will be as follows:


  SHAREHOLDER                           SHARES
  -----------                           ------
Donald                     500,000 Class "J" Preferred Shares
                           2,168,334 Class "K" Preferred Shares
                           100 Class "B" Common Shares

Olivia                     500,000 Class "J" Preferred Shares
                           3,831,666 Class "K" Preferred Shares
                           100 Class "B" Common Shares

Trust                      1,000,000 Class "J" Preferred Shares


(b)     Subsection 3.01(h) shall be amended to add at the end of the first sentence "except for any financial assistance required to carry out the transactions resulting in the share structure of RMC set out in subsection 3.01(d)";

(c)     Subsection 3.02(c) shall be amended by deleting "16,623,553 common shares" on the third line and replacing such with "15,499,313 common shares";

(d)     Subsection 3.02(d) shall be amended by adding at the end of the subsection "and except for 255,813 warrants for FutureLink Colorado common shares issued pursuant to Rule 504 of the U.S. Securities Act between January and May, 1998, options for 850,000 common shares of FutureLink Colorado issued pursuant a director's meeting on August 3, 1998, options for 120,000 common shares of FutureLink Alberta issued to a former employee of FutureLink Alberta;

(e)     Subsection 3.02(e) shall be amended by adding on the first line after the words "FutureLink Alberta" the words "and FutureLink Acquisition Corp."

(f)     Subsection 3.02(f) shall be amended to add at the end of the first sentence "except for any financial assistance required to carry out the transactions resulting in the share structure of RMC set out in subsection 3.01(d)";

(g)     Subsection 3.02(j) shall be amended by deleting the first sentence;

(h)     Subsection 3.02(z) shall be amended to add at the end of the first line
                ", except as required to carry out the transactions resulting in the share structure of RMC set out in subsection 3.01(d)";

(i)     Subsection 3.02(dd) shall be amended by deleting the representation with respect to FutureLink Colorado starting with the words "Subject to any..." in the middle of page 33 to the end of the subsection;

(j)     Subsection 3.02(nn) shall be amended by adding at the beginning of the subsection "Except as otherwise agreed,"; and

(k)     Subsection 3.02(oo) shall be amended by adding at the beginning of the subsection "Except for the Special Voting Stock issued to the trustee pursuant the Voting and Exchange Trust Agreement,".

5.2 The covenant of the Buyer in subsection 4.05 (b) shall be amended by deleting the words "best efforts" in the fourth line and replacing them with "reasonable commercial efforts".

5.3 Subsection 5.01(g) is amended by adding the following:

"(iv)   the conditions precedent to the obligations of the Sellers in section
                6.01 have been satisfied or waived by the Sellers."

5.4 Subsection 6.01(b) is amended by adding the following:

"(v)    the conditions precedent to the obligations of the Buyer in  section
                5.01 have been satisfied or waived by the Buyer."


                                    ARTICLE 6
                            RE: DELIVERY OF SCHEDULES

6.1 The parties to this Agreement agree to waive each of their respective conditions of closing subject to the terms of this Agreement and any undertakings, indemnities or other documentation delivered on Closing. The parties further acknowledge that notwithstanding that the Schedules to the Share Purchase

Agreement may not have been attached within the agreed period, that they are satisfied that such late attachment does not result in a breach of Share Purchase Agreement.

 IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

                                            FUTURELINK DISTRIBUTION CORP.
                                            (COLORADO)


                                            Per:________________________________
                                                RAGHU  KILAMBI, A.S.O.



                                            ____________________________________
Witness                                     DONALD A. BIALIK


                                            ____________________________________
Witness                                     OLIVIA B. BIALIK


                                            BIALIK FAMILY TRUST


                                            Per:________________________________
                                                Trustee

                                            Per:________________________________
                                                Trustee


                                            RIVERVIEW MANAGEMENT
                                            CORPORATION


                                            Per:________________________________
                                                Name:
                                                Title:


                                            SYSGOLD LTD.


                                            Per:________________________________
                                                Name:
                                                Title:


                                            FUTURELINK DISTRIBUTION CORP.
                                            (ALBERTA)


                                            Per:________________________________
                                                RAGHU  KILAMBI, A.S.O.

                                ESCROW AGREEMENT


         THIS AGREEMENT made this __________ day of August, 1998

AMONG:

                 FUTURELINK DISTRIBUTION CORPORATION (COLORADO)
                          (herein called "the Issuer")

                                     - and -

                                 HOWARD, MACKIE
                          (herein called "the Trustee")

                                     - and -

                     DONALD A. BIALIK and OLIVIA B. BIALIK,
                     (herein called "the Security Holders")


        WHEREAS pursuant to the provisions of the Share Purchase Agreement among FutureLink Distribution Corp. (Colorado), Donald A. Bialik, Olivia B. Bialik, Bialik Family Trust, Riverview Management Corporation, SysGold Ltd. and FutureLink Distribution Corp. (Alberta) as amended by supplemental agreement dated August 21, 1998 (the share purchase agreement, as amended and supplemented hereinafter referred to as the "Share Purchase Agreement") the Issuer acquired all of the issued and outstanding shares of Riverview Management Corporation; and

        WHEREAS the consideration payable in part for the purchase price for the shares of Riverview Management Corporation were the Exchangeable Shares (as defined in the Share Purchase Agreement); and

        WHEREAS the Exchangeable Shares are exchangeable on a share for share basis for the common stock of the Issuer; and

        WHEREAS the common stock of the Issuer currently trades on the over the counter bulletin board on the NASDAQ Exchange; and

        WHEREAS the parties agreed to voluntarily escrow, on the terms and conditions set out herein, the shares of the Issuer issuable on the exchange of the Exchangeable Shares.

        NOW THEREFORE this Agreement witnesses that, in consideration of the sum of one dollar ($1) paid by the parties to each other, receipt of this sum being acknowledged by each of the parties, the Security Holders jointly and severally covenant and agree with the Issuer and with the Trustee, and the Issuer and the Trustee covenant and agree each with the other and with the Security Holders jointly and severally, as follows:


1. Each of the Security Holders hereby irrevocably agrees to deposit in escrow with the Trustee those securities of the Issuer issued to the Security Holder upon exchange of the Exchange Shares during the Escrow Period. The parties agree, however, that nothing contained herein shall prevent the Security

Holder from selling or assigning their Exchangeable Shares provided that the party to whom they are sold or assigned agrees to be bound by the provisions hereof.

2. Each of the Security Holders shall be entitled to a letter or receipt from the Trustee stating the number of securities held for him by the Trustee subject to the terms of this Agreement. It is expressly understood and agreed by the parties hereto that such letter or receipt shall not be assignable, except as permitted under paragraph 5 and 6 hereof.

3. Any securities deposited in escrow as aforesaid shall subject to the early release provisions hereinafter provided for remain in escrow for a period of one year from the closing of the transaction contemplated by the Share Purchase Agreement (the "Escrow Period"). The events which entitle each of the Security Holders to an earlier release of the security are as follows:

         1) an assessment by a taxing authority on the Exchange Shares received by the Holder but only such number of securities, the proceeds from the sale of which would raise the monies required to satisfy such assessment;

         2) the sale by any other director or officer of the Issuer of securities of the Issuer; but only such number of securities sold by such director or officer;

         3) in the event an offer is received for the shares of FutureLink which the Board of Directors of FutureLink agrees to accept and to which offer the Board members agree to tender their shares in FutureLink.

         4) the occurrence of an event entitling the trustee under the Voting and Exchange Trust Agreement dated August 21, 1998 among FutureLink, Riverview Management Corporation and the Trustee to exercise the Exchange Right or Automatic Exchange Rights referred to in the Voting and Exchange Trust Agreement;

         5) the failure by FutureLink to pay when due the Promissory Note referred to in the Share Purchase Agreement within 60 days after the due date;

         6) removal by FutureLink of Mr. Bialik as a director and officer of FutureLink; or

         7) the Issuer not having issued to the Trustee (as defined in the Voting and Exchange Trust Agreement among FutureLink Distribution Corporation, Riverview Management Corporation and Howard, Mackie dated August 21, 1998) the FutureLink Special Voting Stock (as defined in the Voting and Exchange Trust Agreement among FutureLink Distribution Corporation, Riverview Management Corporation and Howard, Mackie dated August 21,
                  1998) by December 15, 1998.

         Following release from Escrow, the Securities shall be tradeable in accordance with the rules of the SEC and NASDAQ.

4. The trustee when asked to release securities prior to the expiration of the one year shall be entitled to rely on a declaration of the Security Holder seeking the release of security certifying that the events entitling him to release as set out in this agreement have occurred. Such declaration shall be sworn before a Notary Public and the trustee shall be entitled to rely on such declaration without inquiry as to the truth of the matter referred to therein.

5. Except with the written consent of the Issuer, the securities held in escrow under this Agreement and the beneficial ownership of or interest in them and the certificates representing them (including any replacement certificates) shall not be sold, assigned, hypothecated, transferred within escrow or otherwise dealt with in any manner and the Trustee shall not acknowledge or implement any of the foregoing. In the event of bankruptcy or death of a Security Holder, the Trustee, on written notification to the Issuer, may transmit the Security Holder's securities by operation of law to the trustee in bankruptcy, personal representative, or heirs as the case may be but, notwithstanding such transmission, the securities shall remain in escrow subject to this Agreement.

6. The Issuer may consent in writing to the transfer within escrow or hypothecation within escrow of any of the escrowed securities, subject to the transferee or mortgagee agreeing in writing under seal to be bound by this Agreement and subject also to such other terms and conditions as the Issuer may impose, and the Trustee, on receipt of the written consent of the Issuer and of the Agreement of the transferee or mortgagee as aforesaid, may permit such transfer within escrow or hypothecation within escrow.

7. All voting rights attached to the escrowed securities shall at all times be exercised by the respective registered owners thereof.

8. The Trustee accepts the responsibilities placed on it by this Agreement and agrees to perform them in accordance with the terms hereof and with the applicable consents, orders or directions of the Corporation.

9. The Trustee shall not be liable for any error in judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in fact, or for anything it may do or refrain from doing in connection herewith except its own wilful misconduct or gross negligence.

10. The Trustee may consult with and obtain the advice of legal counsel, who may be counsel to the Issuer, in the event of any questions as to the provisions hereof or its duties hereunder and shall be fully protected in acting in accordance with the opinion and instructions of such counsel. The reasonable cost of such counsel shall be paid by the Issuer.

11. This Agreement may be executed in several parts in the same form and the parts as so executed shall together constitute one original agreement, and the parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

12. The Security Holders hereby jointly and severally agree to and do hereby release and indemnify and save harmless the Trustee from and against all claims, suits, demands, costs, damages and expenses which may be occasioned by reason of the Trustee's compliance in good faith with the terms hereof.

13. If the Trustee should wish to be replaced, the Issuer shall, by writing appoint another Trustee in its place and such appointment shall be binding on the Security Holders, and the new Trustee shall assume and be bound by the obligation of the Trustee hereunder.

14. In this Agreement, the expression "the Security Holders" shall include and any person to whom the interest of a Security Holder may be transmitted by operation of law as provided in paragraph 5, and the expression "the Trustee" shall include a new trustee appointed under paragraph 14, and wherever the singular or masculine is used, the same shall be construed to include the plural or feminine or neuter where the context so requires.

15. This Agreement may be amended upon agreement of the Issuer, the Trustee and the Security Holders.

16. This Agreement shall enure to the benefit of and be binding on the parties to this Agreement and each of their heirs, executors, administrators, successors and permitted assigns.

         IN WITNESS WHEREOF, the Issuer and the Trustee have caused their respective corporate seals to be hereto affixed and the Security Holders have hereto set their respective hands and seals.


                                            FUTURELINK DISTRIBUTION CORPORATION
                                            (COLORADO)


                                            Per:________________________________

                                            Per:________________________________


 SIGNED, SEALED AND DELIVERED by the respective Security Holders whose names are subscribed in the right-hand column below in the presence of the respective persons whose names are subscribed in the left-hand column.


Witnesses:                                  Security Holders:



                                            ____________________________________
                                            DONALD A. BIALIK


                                            ____________________________________
                                            OLIVIA B. BIALIK

                                            Trustee:

                                            HOWARD, MACKIE

                                            Per:________________________________
                                                John Poetker

                                                                 August 21, 1998


                                  SCHEDULE "A"

2.5      EXCHANGEABLE SHARE PROVISIONS

         An unlimited number of Exchangeable Shares in the capital of the Corporation having the following rights, privileges, restrictions and conditions:

                                    ARTICLE I
                                 INTERPRETATION


1.1      For the purposes of these share provisions:

         "AGGREGATE EQUIVALENT VOTE AMOUNT" means, with respect to any matter, proposition or question on which holders of FutureLink Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of shares of Exchangeable Shares issued and outstanding and held by holders thereof (other than FutureLink and its Subsidiaries) multiplied by (ii) the number of votes to which a holder of one share of FutureLink Common Stock is entitled with respect to such matter, proposition or question.

         "AUTOMATIC REDEMPTION DATE" means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be the tenth anniversary of the date of the first issuance of Exchangeable Shares.

         "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of Denver, Colorado and Calgary, Alberta.

         "CORPORATION" means Riverview Management Corporation.

         "CURRENT MARKET PRICE" means, in respect of a share of FutureLink Common Stock on any date, the average of the closing prices of FutureLink Common Stock during a period of 20 consecutive trading days ending not more than five trading days before such date on such U.S. stock exchange or automated quotation system on which the FutureLink Common Stock is listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of FutureLink Common Stock during such periods does not create a market which reflects the fair market value of a share of FutureLink Common

         Stock, then the Current Market Price of a share of FutureLink Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

         "EXCHANGEABLE SHARE CONSIDERATION" means, for any acquisition of Exchangeable Shares pursuant to these share provisions, the Share Purchase Agreement, the Support Agreement or the Voting and Exchange Trust Agreement the following:

         (1) certificates representing the aggregate number of shares of FutureLink Common Stock deliverable in connection with such acquisition;

         (2) a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of declared and unpaid cash dividends deliverable in connection with such acquisition; and

         (3) such stock or property constituting any declared and unpaid non-cash dividends deliverable in connection with such acquisition;

         provided that any such stock or property shall be duly issued as fully paid and non-assessable, in the case of stock, and free and clear of any lien, claim and encumbrance, security interest or adverse claim and provided further that such consideration shall be paid less any tax required to be deducted and withheld therefrom and without interest.

         "EXCHANGEABLE SHARE PRICE" means, for each Exchangeable Share:

         (a) the Current Market Price of a share of FutureLink Common Stock, which shall be satisfied in full by causing to be delivered one share of FutureLink Common Stock, plus

         (b) an additional amount equal to the full amount of all cash dividends declared and unpaid on such Exchangeable Share; plus

         (c) the stock or other non-cash assets, if any, representing non-cash dividends declared and unpaid on such Exchangeable Share.

         "EXCHANGEABLE SHARES" mean the Exchangeable Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

         "FUTURELINK" means Futurelink Distribution Corp., a corporation organized and existing under the laws of the State of Colorado and includes any successor corporation and Subsidiary.

         "FUTURELINK CALL NOTICE" has the meaning ascribed thereto in Section
         6.3 of these share provisions.

         "FUTURELINK COMMON STOCK" mean the shares of common stock of FutureLink, with a par value of U.S. $0.01 per share, having voting rights of one vote per share, and any other securities into which such shares may be changed.

         "FUTURELINK DIVIDEND DECLARATION DATE" means the date on which the board of directors of FutureLink declares any dividend on the FutureLink Common Stock.

         "FUTURELINK SPECIAL SHARE" means the share of Special Preferred Voting Stock of FutureLink with a par value of U.S. $0.01 and having voting rights at meetings of holders of FutureLink Common Stock equal to the Aggregate Equivalent Vote Amount.

         "LIQUIDATION AMOUNT" has the meaning attributed thereto in Section 5.1 of these share provisions.

         "LIQUIDATION CALL RIGHT" means the overriding right of FutureLink, in the event of a proposed liquidation, dissolution or winding-up of Riverview, to purchase all of the outstanding Exchangeable Shares from the holders thereof on the effective date of any such liquidation, dissolution or winding-up in exchange for shares of FutureLink Common Stock.

         "LIQUIDATION DATE" has the meaning attributed thereto in Section 5.1 of these share provisions.

         "PURCHASE PRICE" has the meaning attributed thereto in Section 6.3 of these share provisions.

         "REDEMPTION CALL PURCHASE PRICE" means, for each Exchangeable Share:

         (a) the Current Market Price of a share of FutureLink Common Stock, which shall be satisfied in full by causing to be delivered one share of FutureLink Common Stock, plus

         (b) an additional amount equal to the full amount of all cash dividends declared and unpaid on such Exchangeable Share; plus

         (c) the stock or other non-cash assets, if any, representing non-cash dividends declared and unpaid on such Exchangeable Share.

         "REDEMPTION CALL RIGHT" means the overriding right pursuant to the Share Purchase Agreement of FutureLink to purchase all of the outstanding Exchangeable Shares from the holders thereof on the Automatic Redemption Date in exchange for shares of FutureLink Common Stock.

         "REDEMPTION PRICE" has the meaning attributed thereto in Section 7.1 of these share provisions.

         "RETRACTED SHARES" has the meaning attributed thereto in Subsection 6.1
         (i) of these share provisions.

         "RETRACTION CALL RIGHT" means the overriding right of FutureLink, in the event of a proposed retraction of Exchangeable Shares by a holder thereof, to purchase from such holder on the Retraction Date the Exchangeable Shares tendered for retraction in exchange for shares of FutureLink Common Stock pursuant to the Exchangeable Share Provisions.

         "RETRACTION DATE" has the meaning attributed thereto in Subsection 6.1
         (ii) of these share provisions.

         "RETRACTION PRICE" has the meaning attributed thereto in Section 6.1 of these share provisions.

         "RETRACTION REQUEST" has the meaning attributed thereto in Section 6.1 of these share provisions.

         "RIVERVIEW" means Riverview Management Corporation.

         "SHARE PURCHASE AGREEMENT " means the Share Purchase Agreement dated August 4, 1998 among Futurelink Distribution Corporation (Colorado), Donald Bialik, Olivia B. Bialik, Bialik Family Trust, Riverview Management Corporation, SysGold Ltd. and Futurelink Distribution Corp. (Alberta) as amended and supplemented by agreement amongst the same parties dated August 21, 1998.

         "SUBSIDIARY" of any person means each partnership, joint venture, corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by such person.

         "SUPPORT AGREEMENT" means the support agreement between FutureLink and the Corporation, made as of August 21, 1998.

         "TRUSTEE" means Howard, Mackie or any successor trustee appointed under the provisions of the Voting and Exchange Trust Agreement.

         "VOTING AND EXCHANGE TRUST AGREEMENT" means the Voting and Exchange Trust Agreement among the Corporation, FutureLink and the Trustee, made as of August 21, 1998.


                                   ARTICLE II
                         RANKING OF EXCHANGEABLE SHARES


1.2 The Exchangeable Shares shall be entitled to a preference over all other shares of the Corporation, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

                                   ARTICLE III
                                    DIVIDENDS


1.3 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each FutureLink Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the FutureLink Common Stock, in an amount in cash for each Exchangeable Share equal to the cash dividend declared on each share of FutureLink Common Stock or (b) in the case of a stock dividend declared on the FutureLink Common Stock to be paid in FutureLink Common Stock, such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of FutureLink Common Stock to be paid on each share of FutureLink Common Stock or (c) in the case of a dividend declared on the FutureLink Common Stock in property other than cash or securities of FutureLink in such type and amount of property for each Exchangeable Share as is the same as the type and amount of property declared as a dividend on each share of FutureLink Common Stock or (d) in the case of a dividend declared on the FutureLink Common Stock to be paid in securities of FutureLink other than FutureLink Common Stock, in such number of either such securities or economically equivalent securities of the Corporation, as the Board of Directors determines, for each Exchangeable Share as is equal to the number of securities of FutureLink to be paid on each share of FutureLink Common Stock. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation.

1.4 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Subsection 3.1 (a) hereof and the sending of such a cheque to each holder of an Exchangeable Share (less any tax required to be deducted and withheld from such dividends paid or credited by the Corporation) shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends or dividends payable in other securities contemplated by Subsections 3.1 (b) or (d) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend or dividend payable in other securities represented thereby. Such other type and amount of property in respect of any dividends contemplated by Subsection 3.1 (c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby (subject to any adjustment for the tax required to be deducted and withheld from such dividends paid or credited by the Corporation). No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

1.5 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the FutureLink Common Stock.

1.6 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends (subject to any adjustment for the tax required to be deducted and withheld from such dividends paid or credited by the Corporation).

1.7 Except as provided in this Article 3, the holders of Exchangeable Shares shall not be entitled to receive dividends in respect thereof.

                                   ARTICLE IV
                              CERTAIN RESTRICTIONS

1.8 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 9.2 of these share provisions:

         (1)      pay any dividends on any other shares of the Corporation;

         (2) redeem or purchase or make any capital distribution in respect of any other shares of the Corporation;

         (3)      redeem or purchase any other shares of the Corporation;

         (4) issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends (including rights to acquire Exchangeable Shares) to the holders of such Exchangeable Shares or distributions of securities as contemplated by the Support Agreement; or

         (5)      amend the articles or by-laws of the Corporation.


                                    ARTICLE V
                           DISTRIBUTION ON LIQUIDATION


1.9 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation to the holders of any other shares of the Corporation an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Amount").

1.10 On or promptly after the Liquidation Date, and subject to the exercise by FutureLink of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the Corporation at the registered office of the Corporation. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation of the Exchangeable Share Consideration representing the total Liquidation Amount. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Exchangeable Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the FutureLink Common Stock delivered to them.

1.11 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

                                   ARTICLE VI
                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER


1.12 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by FutureLink of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the "Retraction Price'). To effect such redemption, the holder shall present and surrender at the registered office of the Corporation the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the

Corporation together with a duly executed statement (the "Retraction Request") in the form of Exhibit A hereto or in such other form as may be acceptable to the Corporation:

         (1) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

         (2) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 20 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Corporation; and

         (3) acknowledging the overriding right (the "Retraction Call Right") of FutureLink to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to FutureLink in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

1.13 Subject to the exercise by FutureLink of the Retraction Call Right, upon receipt by the Corporation in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares. If only a part of the Exchangeable Shares represented by any certificate are redeemed (or purchased by FutureLink pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

1.14 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify FutureLink thereof. In order to exercise the Retraction Call Right, FutureLink must notify the Corporation in writing of its determination to do so (the "FutureLink Call Notice") within seven Business Days of notification to FutureLink by the Corporation of the receipt by the

Corporation of the Retraction Request. If FutureLink does not so notify the Corporation within such seven Business Day period, the Corporation will notify the holder as soon as possible thereafter that FutureLink will not exercise the Retraction Call Right. If FutureLink delivers the FutureLink Call Notice within such seven Business Day time period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to FutureLink in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and FutureLink shall purchase from such holder and such holder shall sell to FutureLink on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share. For the purposes of completing a purchase pursuant to the Retraction Call Right, FutureLink shall deposit with the Trustee, on or before the Retraction Date the Exchangeable Share Consideration representing the total Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Trustee, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that FutureLink does not deliver a FutureLink Call Notice within such two Business Day period or otherwise comply with these Exchangeable Share provisions in respect thereto, and provided that Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

1.15 The Corporation or FutureLink, as the case may be, shall deliver or cause the Trustee to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at the registered office of the Corporation the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, and such delivery of such Exchangeable Share Consideration to the Trustee shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, unless any cheque included therein is not paid on due presentation.

1.16 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by FutureLink shall thereafter be considered and deemed for all purposes to be a holder of the FutureLink Common Stock delivered to it.

1.17 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that FutureLink shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least seven Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a PRO RATA basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 of these share provisions as a result of liquidity or solvency requirements of applicable law shall be deemed by giving the Retraction Request to require FutureLink to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by FutureLink to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement, and FutureLink shall make such purchase.

1.18 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to FutureLink shall be deemed to have been revoked.

                                   ARTICLE VII
              REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION


1.19 Subject to applicable law and the Redemption Call Right, the Corporation shall on the Automatic Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "Redemption Price").

1.20 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 60 days before the Automatic Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by FutureLink under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder.

1.21 On or after the Automatic Redemption Date and subject to the exercise by FutureLink of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the Corporation. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at the registered office of the Corporation of the Exchangeable Share Consideration representing the total Redemption Price. On and after the Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the Exchangeable Share Consideration with respect to the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the FutureLink Common Stock delivered to them.

                                  ARTICLE VIII
                                  VOTING RIGHTS


1.22 Except as required by applicable law and the provisions hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                                   ARTICLE IX
                             AMENDMENT AND APPROVAL


1.23 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but, except as hereinafter provided, only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

1.24 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution by persons represented in person or by proxy at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 30% (excluding Exchangeable Shares beneficially owned by FutureLink or its Subsidiaries) of the outstanding Exchangeable Shares at that time are present or represented by proxy. If at any such meeting the holders of at least 30% (excluding Exchangeable Shares beneficially owned by FutureLink or its Subsidiaries) of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution by holders of Exchangeable Shares represented in person or by proxy at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

                                    ARTICLE X
         RECIPROCAL CHANGES, ETC. IN RESPECT OF FUTURELINK COMMON STOCK


10.1 (a) Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that FutureLink will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions:

         (1) issue or distribute FutureLink Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire FutureLink Common Stock) to the holders of all or substantially all of the then outstanding FutureLink Common Stock by way of stock dividend or other distribution; or

         (2) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding FutureLink Common Stock entitling them to subscribe for or to purchase shares of FutureLink Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of FutureLink Common Stock); or

         (3) issue or distribute to the holders of all or substantially all of the then outstanding shares of FutureLink Common Stock (A) shares or securities of FutureLink of any class other than FutureLink Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire FutureLink Common Stock), (B) rights, options or warrants other than those referred to in Section 10.1 (a) (H) above, (C) evidences of indebtedness of FutureLink or (D) assets of FutureLink;

                  unless the Corporation is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares and the Corporation shall issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares.

         (b) Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that FutureLink will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions:

                  (i) subdivide, redivide or change the then outstanding shares of FutureLink Common Stock into a greater number of shares of FutureLink Common Stock, or

                  (ii) reduce, combine or consolidate or change the then outstanding shares of FutureLink Common Stock into a lesser number of shares of FutureLink Common Stock, or

                  (iii) reclassify or otherwise change the shares of FutureLink Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of FutureLink Common Stock, unless the Corporation is permitted under applicable law to simultaneously make the same or an equivalent change to, or in the rights of holders of, the Exchangeable Shares and the same or an equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions.

                                   ARTICLE XI
               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT


1.25 The Corporation shall take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by FutureLink with all provisions of the Support Agreement and the Voting Trust and Exchange Agreement in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant thereto.

1.26 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement or the Voting Trust and Exchange Agreement or without the approval of the holders of the Exchangeable Shares given in accordance with
Section 9.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of.

         (1) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares; or

         (2) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

         (3) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.


                                   ARTICLE XII
                                     LEGEND


1.27 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Share Purchase Agreement relating to the Liquidation Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

                                  ARTICLE XIII
                                  MISCELLANEOUS

1.28 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

1.29 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

1.30 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

1.31 All Exchangeable Shares acquired by the Corporation upon the redemption or retraction thereof shall be canceled.

                                                                       EXHIBIT A

                               RETRACTION REQUEST

To the Corporation and FutureLink

         This request is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the share (s) represented by this certificate and all capitalized words and expressions used in this request which are defined in the Share Provisions have the meanings attributed to such words and expressions in such Share Provisions.

         The undersigned hereby requests that the Corporation, subject to the Retraction Call Right referred to below, redeem in accordance with Article 6 of the Share Provisions:

         [ ]      all share(s) represented by this certificate; or

         [ ]      share(s) only.

         The undersigned hereby notifies the Corporation that the Retraction Date shall be

NOTE: The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 20 Business Days after the date upon which this request is received by the Corporation. In the event that no such Business Day is specified above, the Retraction Date shall be deemed to be the tenth Business Day after the date on which this request is received by the Corporation.

         The undersigned acknowledges the Retraction Call Right of FutureLink to purchase all but not less than all the Retracted Shares from the undersigned and that this request shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to FutureLink in accordance with the Retraction Call Right on the Retraction Date for the Retraction Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. If FutureLink determines not to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This retraction request, and offer to sell the Retracted Shares to FutureLink may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

         The undersigned acknowledges that if, as a result of liquidity or solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require FutureLink to purchase the unredeemed Retracted Shares.

         The undersigned hereby represents and warrants to the Corporation and FutureLink that the undersigned has good title to, and owns, the share (s) represented by this certificate to be acquired by the Corporation or FutureLink as the case may be, free and clear of all liens, claims and encumbrances.


                                                  ______________________________
(Date)         (Signature of Shareholder)           (Guarantee of Signature)

[ ]      Please check box if the legal or beneficial owner of the Retracted
Shares is a non-resident of Canada.


The securities and any cheque(s) or other non-cash assets will be delivered to the last address of the shareholder as it appears on the register by such means as the Corporation deems appropriate or to [specify].

NOTE: The securities and any cheque(s) or other non-cash assets resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, or transferred into, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities, cheque(s) and other non-cash assets resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.



                                                      Date______________________
Name of Person in Whose Name Securities or Cheque(s) or Other Non-cash Assets Are To Be Registered, Issued or Delivered (please print)




Street Address or P.O. Box                  ____________________________________
                                            Signature of Shareholder





City - Province                             ____________________________________
                                            Signature Guaranteed by

NOTE: If the retraction request is for less than all of the share (s) represented by this certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such shares.

                                                                 August 21, 1998


                                  SCHEDULE "B"


                             RESTRICTION ON ISSUANCE

         So long as any of the Exchangeable Shares of the Corporation are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of such shares issue any further Exchangeable Shares of the Corporation, except as contemplated in accordance with the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares of the Corporation.

                                  SCHEDULE "B"



              TERMS AND CONDITIONS OF FUTURELINK DISTRIBUTION CORP.
                             PREFERRED VOTING STOCK

         Section .1 Special Preferred Voting Stock Designated. A series of Preferred Stock, consisting of one share of such stock, is hereby designated as "Special Preferred Voting Stock." The outstanding share of Special Preferred Voting Stock shall be entitled at any relevant date to the number of votes (including for purposes of determining the presence of a quorum) determined in accordance with the terms and conditions of the "Exchangeable Shares" and the "Share Purchase Agreement" as such terms are defined in that certain share purchase agreement among FutureLink Distribution Corp. (Colorado), Donald A. Bialik, Olivia B. Bialik, Bialik Family Trust, Riverview Management Corp. (Alberta) and SysGold Ltd. dated August 4, 1998 as amended by agreement dated August 20, 1998 (the agreement, as amended, hereinafter referred to as the "Share Purchase Agreement") on all matters presented to the holders of Common Stock of the Corporation, with the Special Preferred Voting Stock and Common Voting Stock voting together as a single class. The Special Preferred Voting Stock shall have no other voting rights except as required by law. No dividend shall be paid to the holder of Special Preferred Voting Stock. The share of Special Preferred Voting Stock shall be entitled to $1.00 on liquidation of the Corporation in preference to any shares of Common Stock of the Corporation, but only after the liquidation preference of any other shares of Preferred Stock of the Corporation has been paid in full. The Special Preferred Voting Stock is not convertible into any other class or series of the capital stock of the Corporation or into cash, property or other rights, and may not be redeemed, except pursuant to the last sentence of this Section .1. The share of Special Preferred Voting Stock purchased or otherwise acquired by the Corporation shall be deemed retired and shall be cancelled and may not thereafter be reissued or otherwise disposed of by the Corporation. So long as any Exchangeable Shares shall be outstanding, the number of shares comprising the Special Preferred Voting Stock shall not be increased or decreased and no other term of the Special Preferred Voting Stock shall be amended, except upon the approval of the holder of the outstanding shares of Special Preferred Voting Stock. At such time as no Exchangeable Shares shall be outstanding, the Special Preferred Voting Stock shall automatically be redeemed, with the $1.00 liquidation preference due and payable upon such redemption.

         Section .2 Restriction. So long as the share of Special Voting Stock is outstanding, the Corporation shall (i) fully comply with all terms of the Exchangeable Shares and with all contractual obligations of the Corporation associated with such Exchangeable Shares and (ii) not amend, change or repeal this Section .2 except upon the unanimous approval of the holder of the outstanding share of Special Preferred Voting Stock.

                                  SCHEDULE "C"



                                SUPPORT AGREEMENT

MEMORANDUM OF AGREEMENT made as of the day of August, 1998.

BETWEEN:

         FUTURELINK DISTRIBUTION CORP., a corporation incorporated under the laws of the State of Colorado and having an office at 550, 603 - 7th Avenue S.W., Calgary, Alberta (hereinafter referred to as "FutureLink")

                                                              OF THE FIRST PART,

                                     - and -

         RIVERVIEW MANAGEMENT CORPORATION, a corporation incorporated under the laws of the Province of Alberta and having its head and principal office at Calgary, Alberta (hereinafter referred to as "Riverview")

                                                             OF THE SECOND PART.

         WHEREAS pursuant to the provisions of a share purchase agreement among FutureLink Distribution Corp. (Colorado), Donald A. Bialik, Olivia B. Bialik, Bialik Family Trust, Riverview Management Corporation, Sysgold Ltd. and FutureLink Distribution Corp. (Alberta) as amended by a supplemental agreement dated August 21, 1998, (the share purchase agreement, as amended and supplemented by the amending agreement dated August 21, 1998 hereinafter referred to as the "Share Purchase Agreement") the parties hereto agreed that FutureLink Distribution Corp. (Colorado) and Riverview Management Corporation would deliver this Support Agreement; and,

         WHEREAS pursuant to the provisions of the Share Purchase Agreement the parties agree to amend the articles of Riverview Management Corporation creating an infinite number of exchangeable shares having the attributes as set out in the articles of amendment of Riverview Management Corp. (the "Exchangeable Shares"); and,

         WHEREAS pursuant to the Share Purchase Agreement the parties agreed to exchange the Class "K" Preferred Shares and Class "B" Common Shares of Riverview Management Corporation for 4,250,000 Exchangeable Shares; and,

         WHEREAS the parties hereto wish to provide for and establish a procedure whereby FutureLink will take certain actions and make certain payments and deliveries necessary to ensure that Riverview will be able to make certain payments and to deliver or cause to be delivered shares of FutureLink Common Stock in satisfaction of the obligations of Riverview under the Exchangeable Share provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Exchangeable Share Provisions;

         NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1.       Definitions and Interpretation

         (1) Defined Terms. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning attributed thereto in the Exchangeable Share Provisions, unless the context requires otherwise.

         (2) Interpretation Not Affected by Headings, etc. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         (3) Number, Gender, etc. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

         (4) Date for any Action. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

2.       Covenants of FutureLink and Riverview

         (1) Covenants of FutureLink Regarding Exchangeable Shares. FutureLink covenants and agrees that so long as any Exchangeable Shares are outstanding, it will:

                  (1) not declare or pay any dividend on FutureLink Common Stock unless (A) Riverview will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment in accordance with applicable law of an equivalent dividend on the Exchangeable Shares and (B) shall simultaneously declare or pay, as the case may be, an equivalent dividend on the Exchangeable Shares, in each case in accordance with the Exchangeable Share Provisions;

                  (2) advise Riverview sufficiently in advance of the declaration by FutureLink of any dividend on FutureLink Common Stock and take all such other actions as are necessary, in cooperation with Riverview, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on FutureLink Common Stock;

                  (3) ensure that the record date for any dividend declared on FutureLink Common Stock is not less than 10 calendar days after the declaration date for such dividend;

                  (4) take all such actions and do all such things as are necessary or desirable to enable and permit Riverview, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of Riverview, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Riverview to cause to be delivered shares of FutureLink Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Exchangeable Share Provisions;

                  (5) take all such actions and do all such things as are necessary or desirable to enable and permit Riverview, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Riverview to cause to be delivered shares of FutureLink Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or
                           Article 7 of the Exchangeable Share Provisions, as the case may be; and

                  (6) not exercise its vote as a direct or indirect shareholder to initiate the voluntary liquidation, dissolution or winding-up of Riverview nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of Riverview.

         (2) Reservation of Shares of FutureLink Common Stock. FutureLink hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from preemptive and other rights, out of its authorized and unissued capital stock such number of shares of FutureLink Common Stock (or other shares or securities into which FutureLink Common Stock may be reclassified or changed as contemplated by section 2(e) hereof) (i) as is equal to the sum of (A) the number of Exchangeable Shares issued and outstanding from time to time and (B) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (ii) as are now and may hereafter be required to enable and permit Riverview to meet its obligations hereunder, under the Voting and Exchange Trust Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Share Purchase Agreement with respect to which FutureLink may now or hereafter be required to issue shares of FutureLink Common Stock.

         (3) Notification of Certain Events. In order to assist FutureLink to comply with its obligations hereunder, Riverview covenants and agrees to give FutureLink notice of each of the following events at the time set forth below:

                  (1) in the event of any determination by the Board of Directors of Riverview to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Riverview or to effect any other distribution of the assets of Riverview among its shareholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

                  (2) immediately, upon the earlier of (A) receipt by Riverview of notice of, or (B) Riverview otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Riverview or to effect any other distribution of the assets of Riverview among its shareholders for the purpose of winding-up its affairs;

                  (3) Immediately, upon receipt by Riverview of a Retraction Request (as defined in the Exchangeable Share Provisions); and,

                  (4) as soon as practicable upon the issuance by Riverview of any Exchangeable Shares or rights to acquire Exchangeable Shares.

         (4) Delivery of Shares of FutureLink Common Stock. In furtherance of its obligations hereunder, upon notice of any event which requires Riverview to cause to be delivered shares of FutureLink Common Stock to any holder of Exchangeable Shares, FutureLink shall and covenants and agrees to forthwith issue and deliver the requisite shares of FutureLink Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as Riverview shall direct. All such shares of FutureLink Common Stock shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim.

         (5)      Equivalence.

                  (1) FutureLink covenants and agrees that it will not without the prior approval of Riverview and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share Provisions:

                           (1) issue or distribute shares of FutureLink Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of FutureLink Common Stock) to the holders of all or substantially all of the then outstanding FutureLink Common Stock by way of stock dividend or other distribution; or

                           (2) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of FutureLink Common Stock entitling them to subscribe for or to purchase shares of FutureLink Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of FutureLink Common Stock); or

                           (3) issue or distribute to the holders of all or substantially all of the then outstanding shares of FutureLink Common Stock (1) shares or securities of FutureLink of any class other than FutureLink Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of FutureLink Common Stock), (II) rights, options or warrants other than those referred to in subsection 2 (e) (i) (B) above, (III) evidences of indebtedness of FutureLink or (IV) assets of FutureLink;


                           unless

                           (4) Riverview is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares; and

                           (5) Riverview shall issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares.

                  (2) FutureLink will not without the prior approval of Riverview and the prior approval of the holders of the Exchangeable Shares given in accordance with
                           Section 9.2 of the Exchangeable Share Provisions:

                           (1) subdivide, divide or change the then outstanding shares of FutureLink Common Stock into a greater number of shares of FutureLink Common Stock; or

                           (2) reduce, combine or consolidate or change the then outstanding shares of FutureLink Common Stock into a lesser number of shares of FutureLink Common Stock; or

                           (3) reclassify or otherwise change the shares of FutureLink Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of FutureLink Common Stock;

                           unless (I) Riverview is permitted under applicable law to simultaneously make the same or an equivalent change to, or in the rights of holders of, the Exchangeable Shares and (II) the same or an equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

                  (3) FutureLink will ensure that the record date for any event referred to in section 2(e) (i) or 2 (e) (ii) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 10 calendar days after the date on which such event is declared or announced by FutureLink (with simultaneous notice thereof to be given by FutureLink to Riverview).

         (6) Tender Offers, etc. In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to FutureLink Common Stock (an "Offer") is proposed by FutureLink or is proposed to FutureLink or its shareholders and is recommended by the Board of Directors of FutureLink, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of

                  FutureLink, FutureLink shall take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an equivalent basis as the holders of shares of FutureLink Common Stock, without discrimination, including, without limiting the generality of the foregoing, FutureLink will use its good faith efforts expeditiously to (and shall, in the case of a transaction proposed by FutureLink or where FutureLink is a participant in the negotiation thereof) ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against Riverview (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

         (7) Ownership of Outstanding Shares. Without the prior approval of Riverview and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share Provisions, FutureLink covenants and agrees in favour of Riverview that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than FutureLink or any of its Subsidiaries, FutureLink will be and remain the direct or indirect beneficial owner of all issued and outstanding shares in the capital of Riverview and all outstanding securities of Riverview carrying or otherwise entitled to voting rights in any circumstances, in each case other than the Exchangeable Shares.

         (8) FutureLink Not to Vote Exchangeable Shares. FutureLink covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by FutureLink and its Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. FutureLink further covenants and agrees that it will not, and will cause its Subsidiaries not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of any corporate statute by which Riverview may be governed with respect to any Exchangeable Shares held by it or by its Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares.

         (9) Due Performance. On and after the Effective Date, FutureLink shall duly and timely perform all of its obligations provided for under the Share Purchase Agreement, this agreement and all of the agreements to which it is a party in connection with the transactions contemplated under the Share Purchase Agreement including any obligations that may arise upon the exercise of FutureLink's rights under the Exchangeable Share Provisions.

3.       General

         (1) Term. This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire securities Exchangeable Shares) are held by any party other than FutureLink and any of its Subsidiaries.

         (2) Changes in Capital of FutureLink and Riverview. Notwithstanding the provisions of section 3 (d) hereof, at all times after the occurrence of any event effected pursuant to section 2 (e) or 2 (f) hereof, as a result of which either FutureLink Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which FutureLink Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

         (3) Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

         (4) Amendments, Modifications, etc. This Agreement may not be amended or modified except by an agreement in writing executed by Riverview and FutureLink and approved by the holders of the Exchangeable Shares in accordance with Section 9.2 of the Exchangeable Share Provisions.

         (5)      Ministerial Amendments. Notwithstanding the provisions of
                  section 3(d), the parties to this Agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of.

                  (1) adding to the covenants of either or both parties for the protection of the holders of the Exchangeable Shares;

                  (2) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of Riverview and FutureLink, it may be expedient to make, provided that each such boards of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

                  (3) making such changes or corrections which, on the advice of counsel to Riverview and FutureLink, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the boards of directors of each of Riverview and FutureLink shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

         (6) Meeting to Consider Amendments. Riverview, at the request of FutureLink, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval of such shareholders. Any such meeting or meetings shall be called and held in accordance with the by-laws of Riverview, the Exchangeable Share Provisions and all applicable laws.

         (7) Amendments Only in Writing. No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by both of the parties hereto.

         (8) Inurement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the holders, from time to time, of Exchangeable Shares and each of their respective heirs, successors and assigns.

         (9) Notices to Parties. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

                  (1)      if to FutureLink at:

                           FutureLink Distribution Corp. (Colorado)
                           c/o 550, 603 - 7 Avenue S.W.
                           Calgary, Alberta  T2P 2T5
                           Attention:       President
                           Fax:

                  (2)      if to Riverview at:

                           Riverview Management Corporation
                           550, 603 - 7 Avenue S.W.
                           Calgary, Alberta  T2P 2T5
                           Attention:       President
                           Fax:

                  Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

         (10) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

         (11) Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

         (12) Attornment. FutureLink agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints Riverview at its registered office in the Province of Alberta as FutureLink's attorney for service of process.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.




                                            FUTURELINK DISTRIBUTION CORP.


                                            Per:________________________________

                                            Per:________________________________

                                            RIVERVIEW MANAGEMENT CORPORATION


                                            Per:________________________________

                                            Per:________________________________

                                  SCHEDULE "D"



                                                                    AUGUST 21/98

                       VOTING AND EXCHANGE TRUST AGREEMENT

         MEMORANDUM OF AGREEMENT made as of the _____________ day of August, 1998,

AMONG:

         FUTURELINK DISTRIBUTION CORP., a corporation incorporated under the laws of the State of Colorado and having a principal office at 550 - 7th Avenue S.W., Calgary, Alberta (hereinafter referred to as "FutureLink")

                                                              OF THE FIRST PART,

         RIVERVIEW MANAGEMENT CORPORATION, a corporation incorporated under the laws of the Province of Alberta and having its head and principal office at Calgary, Alberta (hereinafter referred to as "Riverview")

                                                             OF THE SECOND PART,

         HOWARD, MACKIE; Barristers and Solicitors, a partnership for the practice of law with its principal office at 1000, 400 - 3rd Avenue S.W., Calgary, Alberta (hereinafter referred to as the "Trustee")

                                                              OF THE THIRD PART.

         WHEREAS pursuant to the provisions of a share purchase agreement among FutureLink Distribution Corp. (Colorado), Donald A. Bialik, Olivia B. Bialik, Bialik Family Trust, Riverview Management Corporation, SysGold Ltd. and FutureLink Distribution Corp. (Alberta) as amended by a supplemental agreement dated August 21, 1998 (the share purchase agreement, as amended and supplemented by the Amending Agreement dated August 21, 1998 hereinafter referred to as the Share Purchase Agreement"); and

         WHEREAS pursuant to the provisions of the Share Purchase Agreement the parties agree to amend the articles of Riverview Management Corporation creating an unlimited number of exchangeable shares having the attributes as set out in the Articles of Amendment of Riverview Management Corp. (the "Exchangeable Shares"); and

         WHEREAS pursuant to the Share Purchase Agreement, the parties agreed to exchange the Class "K" Preferred Shares and Class "B" Common Shares of Riverview Management Corporation for 4,250,000 Exchangeable Shares; and

         WHEREAS the Articles of Amendment of Riverview set forth the rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

         WHEREAS FutureLink agreed to provide voting rights in FutureLink to each holder (other than FutureLink and its Subsidiaries) from time to time of Exchangeable Shares, such voting rights per Exchangeable Share to be equivalent to the voting rights per share of FutureLink Common Stock (the "FutureLink Common Stock"); and

         WHEREAS FutureLink is to grant to and in favour of the holders (other than FutureLink and its Subsidiaries) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require FutureLink to purchase from each such holder all or any part of the Exchangeable Shares held by the holder; and

         WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby voting rights in FutureLink shall be exercisable by holders (other than FutureLink and its Subsidiaries) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to one (1) share of FutureLink Special Preferred Voting Stock (the "FutureLink Special Voting Stock") to which voting rights attach for the benefit of such holders and whereby the rights to require FutureLink to purchase Exchangeable Shares from the holders thereof (other than FutureLink and its Subsidiaries) shall be exercisable by such holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of such holders; and

         WHEREAS these recitals and any statements of fact in this Agreement are made by FutureLink and Riverview and not by the Trustee;

         NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1.        Definitions and Interpretation

         (a) Definitions. In this Agreement, the following terms shall have the following meanings:

         "Aggregate Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of FutureLink Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of shares of Exchangeable Shares issued and outstanding and held by Holders multiplied by (ii) the Equivalent Vote Amount.

         "Automatic Exchange Rights" means the benefit of the obligation of FutureLink to effect the automatic exchange of shares of FutureLink Common Stock for Exchangeable Shares pursuant to Section 5 (k) hereof.

         "Board of Directors" means the Board of Directors of Riverview.

         "Business Day" has the meaning attributed thereto in the Exchangeable Share Provisions.

         "Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of FutureLink Common Stock are entitled to vote, consent or otherwise act, the number of votes to which a holder of one share of FutureLink Common Stock is entitled with respect to such matter, proposition or question.

         "Exchange Right" has the meaning attributed thereto in Article 5 hereof.

         "Exchangeable Share Consideration" has the meaning attributed thereto in the Exchangeable Share Provisions.

         "Exchangeable Share Price" has the meaning attributed thereto in the Exchangeable Share Provisions.

         "Exchangeable Share Provisions" has the meaning attributed thereto in the recitals hereto.

         "Exchangeable Shares" has the meaning attributed thereto in the recitals hereto.

         "FutureLink Common Stock" has the meaning attributed thereto in the recitals hereto.

         "FutureLink Consent" has the meaning attributed thereto in Section 4(b) hereof.

         "FutureLink Meeting" has the meaning attributed thereto in Section 4(b) hereof.

         "FutureLink Special Voting Stock" has the meaning attributed thereto in the recitals hereto.

         "FutureLink Successor" has the meaning attributed thereto in subsection 11 (a) hereof.

         "Holder Votes" has the meaning attributed thereto in Section 4(b) hereof.

         "Holders" means the registered holders from time to time of Exchangeable Shares, other than FutureLink and its Subsidiaries.

         "Insolvency Event" means the institution by Riverview of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound-up, or the consent of Riverview to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies' Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Riverview to contest in good faith any such proceedings commenced in respect of Riverview within 15 days of becoming aware thereof, or the consent by Riverview to the filing of any such petition or to the appointment of a receiver, or the making by Riverview of a general assignment for the benefit of creditors, or the admission in writing by Riverview of its inability to pay its debts generally as they become due, or Riverview not being permitted, pursuant to liquidity or solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions.

         "Liquidation Call Right" has the meaning attributed thereto in the Exchangeable Share Provisions.

         "Liquidation Event" has the meaning attributed thereto in subsection 5(k)(ii) hereof.

         "Liquidation Event Effective Date" has the meaning attributed thereto in subsection 5 (k) (iii) hereof.

         "List" has the meaning attributed thereto in Section 4(f) hereof.

         "Officers' Certificate" means, with respect to FutureLink or Riverview, as the case may be, a certificate signed by any two of the Chairman of the Board, the Vice-Chairman of the Board, the President, any Vice-President or any other senior officer of FutureLink or Riverview, as the case may be.

         "Person" includes an individual, partnership, corporation, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

         "Redemption Call Right" has the meaning attributed thereto in the Exchangeable Share Provisions.

         "Retracted Shares" has the meaning attributed thereto in Section 5(g) hereof.

         "Retraction Call Right" has the meaning attributed thereto in the Exchangeable Share Provisions.

         "Share Purchase Agreement" has the meaning attributed thereto in the recitals hereof.

         "Subsidiary" has the meaning attributed thereto in the Exchangeable Share Provisions.

         "Support Agreement" means that certain support agreement made as of even date hereof between Riverview and FutureLink.

         "Trust" means the trust created by this Agreement.

         "Trust Estate" means the Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement.

         "Trustee" means Howard, Mackie and, subject to the provisions of
         Article 10 hereof, includes any successor trustee or permitted assigns.

         "Voting Rights" means the voting rights attached to the Voting Share.

         "Voting Share" means the one (1) share of FutureLink Special Voting Stock, U.S. $1.00 par value, issued by FutureLink to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of FutureLink Common Stock equal to the Aggregate Equivalent Vote Amount.

         (b) Interpretation Not Affected by Headings, etc. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         (c) Number, Gender, etc. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

         (d) Date for any Action. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

2.       Purpose of Agreement

         The purpose of this Agreement is to create the Trust for the benefit of the Holders, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as Trustee for and on behalf of the Holders as provided in this Agreement. The Trust is hereby constituted on August 21, 1998 by the granting of the Exchange Rights and Automatic Exchange Rights to the Trustee notwithstanding that the Voting Share entitling the Trustee to Voting Rights is delivered after the date hereof.

3.       VOTING SHARE

         (a) Issuance and Ownership of the Voting Share. Immediately following approval by the Shareholders of the creation and issuance of the voting share, FutureLink shall issue to and deposit with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of the Holders and in accordance with the provisions of this Agreement in consideration for the payment by the Trustee of $1.00 (the receipt and sufficiency of which is hereby acknowledged) for and on behalf of the Holders. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

                  (i) hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

                  (ii) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

         (b) Legended Share Certificates. Riverview will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by a Holder.

         (c) Safe Keeping of Certificate. The certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee or its agent.

3.       Exercise of Voting Rights

         (a) Voting Rights. The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the stockholders of FutureLink at a FutureLink Meeting or in connection with a FutureLink Consent (in each case, as hereinafter defined). The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 7(m) hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Holders entitled to instruct the Trustee as to the voting thereof at the time at which a FutureLink Consent is sought or a FutureLink Meeting is held. To the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder's Vote.

         (b) Number of Votes. With respect to all meetings of stockholders of FutureLink at which holders of shares of FutureLink Common Stock are entitled to vote (a "FutureLink Meeting") and with respect to all written consents sought by FutureLink from its stockholders including the holders of shares of FutureLink Common Stock (a "FutureLink Consent"), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Holder on the record date established by FutureLink or by applicable law for such FutureLink Meeting or FutureLink Consent, as the case may be (the "Holder Votes" ) in respect of each matter, question or proposition to be voted on at such FutureLink Meeting or to be consented to in connection with such FutureLink Consent.

         (c) Mailings to Shareholders. With respect to each FutureLink Meeting and FutureLink Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as FutureLink utilizes in communications to holders of FutureLink Common Stock, subject to the Trustee's ability to provide this method of communication and upon being advised in writing of such method) to each of the Holders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by FutureLink to its stockholders:

                  (i) a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of FutureLink;

                  (ii) a statement that such Holder is entitled to instruct the Trustee as to the exercise of the Holder Votes with respect to such FutureLink Meeting or FutureLink Consent, as the case may be, or, pursuant to Section 4(g) hereof, to attend such FutureLink Meeting and to exercise personally the Holder Votes thereat;

                  (iii) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

                           (A) a proxy to such Holder or his designee to exercise personally the Holder Votes; or

                           (B) a proxy to a designated agent or other representative of the management of FutureLink to exercise such Holder Votes;

                  (iv) a statement that if no such instructions are received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

                  (v) a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

                  (vi) a statement of (A) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a FutureLink Meeting shall not be later than the close of business on the Business Day prior to such meeting, and (B) the method for revoking or amending such instructions.

         The materials referred to above are to be provided by FutureLink to the Trustee, but shall be subject to review and comment by the Trustee.

         For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such FutureLink Meeting or FutureLink Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by FutureLink or by applicable law for purposes of determining stockholders entitled to vote at such FutureLink Meeting or to give written consent in connection with such FutureLink Consent. FutureLink will notify the Trustee in writing of any decision of the board of directors of FutureLink with respect to the calling of any such FutureLink Meeting or the seeking of any such FutureLink Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4(c).

         (d) Copies of Stockholder Information. FutureLink will deliver to the Trustee copies of all proxy materials (including notices of FutureLink Meetings but excluding proxies to vote shares of FutureLink Common Stock), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of FutureLink Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Holder at the same time as such materials are first sent to holders of FutureLink Common Stock. The Trustee will mail or otherwise send to each Holder, at the expense of FutureLink, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by FutureLink) received by the Trustee from FutureLink at the same time as such materials are first sent to holders of FutureLink Common Stock. The Trustee will make copies of all such materials available for inspection by any Holder at the office of the Trustee in the city of Calgary.

         (e) Other Materials. Immediately after receipt by FutureLink or any stockholder of FutureLink of any material sent or given generally to the holders of FutureLink Common Stock by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), FutureLink shall use its best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Holder, at the expense of FutureLink, copies of all such materials received by the Trustee from FutureLink. The Trustee will also make copies of all such materials available for inspection by any Holder at the office of the Trustee in the city of Calgary.

         (f) List of Persons Entitled to Vote. Riverview shall, (i) prior to each annual, general and special FutureLink Meeting or the seeking of any FutureLink Consent and (ii) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a FutureLink Meeting or a FutureLink Consent, at the close of business on the record date established by FutureLink or pursuant to applicable law for determining the holders of FutureLink Common Stock entitled to receive notice of and/or to vote at such FutureLink Meeting or to give consent in connection with such FutureLink Consent. Each such List shall be delivered to the Trustee promptly after receipt by Riverview of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this Agreement. FutureLink agrees to give Riverview written notice (with a copy to the Trustee) of the calling of any FutureLink Meeting or the seeking of any FutureLink Consent together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable Riverview to perform its obligations under this Section 4(f).

         (g) Entitlement to Direct Votes. Any Holder named in a List prepared in connection with any FutureLink Meeting or any FutureLink Consent will be entitled (i) to instruct the Trustee in the manner described in
         Section 4(c) hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or (ii) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled.

         (h) Stockholder Proposals. The Trustee shall forthwith submit to FutureLink any stockholder proposal (within the meaning of the United States Securities Exchange Act of 1934) received by the Trustee from a Holder. Such stockholder proposal may be considered at any meeting of FutureLink at which the holders of FutureLink Common Stock are entitled to submit stockholder proposals. FutureLink agrees to accept all stockholder proposals submitted by the Trustee that are received by FutureLink within the applicable time limitation under the United States Securities Exchange Act of 1934, provided that not more than one proposal is submitted on behalf of any one Holder.

         (i) Voting by Trustee, and Attendance of Trustee Representative, at Meeting.

                  (i) In connection with each FutureLink Meeting and FutureLink Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to Section 4(c) hereof, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to Section 4(c) hereof.

                  (ii) The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each FutureLink Meeting at the expense of FutureLink. Upon submission by a Holder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Holder's request, such representatives shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either (A) has not previously given the Trustee instructions pursuant to Section 4(c) hereof in respect of such meeting, or (B) submits to the Trustee's representatives written revocation of any such previous instructions. At such meeting, the Holder exercising such Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

         (j) Distribution of Written Materials. Any written materials to be distributed by the Trustee to the Holders pursuant to this Agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as FutureLink utilizes in communications to holders of FutureLink Common Stock) to each Holder at its address as shown on the books of Riverview. Riverview shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

                  (A)      current lists of the Holders; and

                  (B) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

         The materials referred to above are to be provided by FutureLink to the Trustee, but shall be subject to review and comment by the Trustee.

         (k) Termination of Voting Right. Except as otherwise provided herein or in the Exchangeable Share Provisions, all of the rights of a Holder with respect to the Holder Votes exercisable in respect of the Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes and including the right to submit a stockholder proposal to the Trustee in accordance with Section 4(h) hereof, shall be deemed to be surrendered by the Holder to FutureLink and such Holder Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such Holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of FutureLink Common Stock, as specified in Article 5 hereof (unless in either case FutureLink shall not have delivered the Exchangeable Share Consideration deliverable in exchange therefor to the Trustee for delivery to the Holders), or upon the redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of Riverview pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by FutureLink pursuant to the exercise by FutureLink of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

5.       EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

         (a) Grant and Ownership of the Exchange Right. FutureLink hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders (i) the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require FutureLink to purchase from each or any Holder all or any part of the Exchangeable Shares held by such Holders, and (ii) the Automatic Exchange Rights, all in accordance with the provisions of this Agreement.

                  FutureLink hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by FutureLink to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

                  (i) hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

                  (ii) except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

         (b) Legended Share Certificates. Riverview will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of:

                  (i) their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Holder; and

                  (ii) the Automatic Exchange Rights.

         (c) General Exercise of Exchange Right. The Exchange Right shall be and remain vested in and exercised by the Trustee. Subject to Section 7(m) hereof, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Holder with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

         (d) Purchase Price. The purchase price payable by FutureLink for each Exchangeable Share to be purchased by FutureLink under the Exchange Right shall be an amount equal to the Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right. In connection with each exercise of the Exchange Right, FutureLink will provide to the Trustee an Officer's Certificate setting forth the calculation of the Exchangeable Share Price for each Exchangeable Share. The Exchangeable Share Price for each such Exchangeable Share so purchased may be satisfied only by FutureLink issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Holder, the Exchangeable Share Consideration representing the total Exchangeable Share Price.

         (e) Exercise Instructions. Subject to the terms and conditions herein set forth, a Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder. To cause the exercise of the Exchange Right by the Trustee, the Holder shall deliver to the Trustee, in person or by certified or registered mail, at its principal offices in Calgary, Alberta or at such other places in Canada as the Trustee may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares which such Holder desires FutureLink to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the bylaws of Riverview and such additional documents and instruments as the Trustee may reasonably require together with (i) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (A) that the Holder thereby instructs the Trustee to exercise the Exchange Right so as to require FutureLink to purchase from the Holder the number of Exchangeable Shares specified therein, (B) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by FutureLink free and clear of all liens, claims and encumbrances, (C) the names in which the certificates representing FutureLink Common Stock issuable in connection with the exercise of the Exchange Right are to be issued and (D) the names and addresses of the persons to whom the Exchangeable Share Consideration should be delivered and (ii) payment (or evidence satisfactory to the Trustee, Riverview and FutureLink of payment) of the taxes (if any) payable as contemplated by
         Section 5(h) of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by FutureLink under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the Holder at the expense of Riverview.

         (f) Delivery of Exchangeable Share Consideration; Effect of Exercise. Promptly after receipt of the certificates representing the Exchangeable Shares which the Holder desires FutureLink to purchase under the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right), duly endorsed for transfer to FutureLink the Trustee shall notify FutureLink and Riverview of its receipt of the same, which notice to FutureLink and Riverview shall constitute exercise of the Exchange Right by the Trustee on behalf of the Holder of such Exchangeable Shares, and FutureLink shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Holder), the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchange Right; provided, however, that no such delivery shall be made unless and until the Holder requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Riverview and FutureLink of the payment of) the taxes (if any) payable as contemplated by
         Section 5(h) of this Agreement. Immediately upon the giving of notice by the Trustee to FutureLink and Riverview of the exercise of the Exchange Right, as provided in this Section 5 (f), the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Holder of such Exchangeable Shares shall be deemed to have transferred to FutureLink all of its right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless such Exchangeable Share Consideration is not delivered by FutureLink to the Trustee, for delivery to such Holder (or to such other persons, if any, properly designated by such Holder), within three Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Holder shall remain unaffected until such Exchangeable Share Consideration is delivered by FutureLink and any cheque included therein is paid. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of FutureLink Common Stock delivered to it pursuant to the Exchange Right.

         (g) Exercise of Exchange Right Subsequent to Retraction. In the event that a Holder has exercised its right under Article 6 of the Exchangeable Share Provisions to require Riverview to redeem any or all of the Exchangeable Shares held by the Holder (the "Retracted Shares") and is notified by Riverview pursuant to Section 6.6 of the Exchangeable Share Provisions that Riverview will not be permitted as a result of liquidity or solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from Riverview and provided that FutureLink shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Holder has not revoked the retraction request delivered by the Holder to Riverview pursuant to
         Section 6.I of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares which Riverview is unable to redeem. In any such event, Riverview hereby agrees with the Trustee and in favour of the Holder immediately to notify the Trustee of such prohibition against Riverview redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Holder to Riverview (including without limitation a copy of the retraction request delivered pursuant to Section 6.I of the Exchangeable Share
         Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that Riverview is not permitted to redeem and will require FutureLink to purchase such shares in accordance with the provisions of this Article 5.

         (h) Stamp or Other Transfer Taxes. Upon any sale of Exchangeable Shares to FutureLink pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing FutureLink Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Holder (i) shall pay (and neither FutureLink, Riverview nor the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder or (ii) shall have established to the satisfaction of the Trustee, FutureLink and Riverview that such taxes, if any, have been paid.

         (i) Notice of Insolvency Event. Immediately upon the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event Riverview and FutureLink shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from Riverview and FutureLink or from any other Person of the occurrence of an Insolvency Event, the Trustee will mail to each Holder, at the expense of FutureLink, a notice of such Insolvency Event in the form provided by FutureLink, which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

         (j) Reservation of Shares of FutureLink Common Stock. FutureLink hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of FutureLink Common Stock (i) as is equal to the sum of (A) the number of Exchangeable Shares issued and outstanding from time to time and (B) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (ii) as are now and may hereafter be required to enable and permit Riverview and FutureLink to meet their respective obligations hereunder, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Share Purchase Agreement with respect to which FutureLink may now or hereafter be required to issue shares of FutureLink Common Stock.

         (k) Automatic Exchange on Liquidation of FutureLink

                  (i) FutureLink will give the Trustee written notice of each of the following events at the time set forth below:

                           (A) in the event of any determination by the board of directors of FutureLink to institute voluntary liquidation, dissolution or winding-up proceedings with respect to FutureLink or to effect any other distribution of assets of FutureLink among its stockholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

                           (B) immediately, upon the earlier of (I) receipt by FutureLink of notice of and (II) FutureLink otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of FutureLink or to effect any other distribution of assets of FutureLink among its stockholders for the purpose of winding-up its affairs.

                  (ii) Immediately following receipt by the Trustee from FutureLink of notice of any event (a "Liquidation Event") contemplated by Section 5 (k) (i) above, the Trustee will give notice thereof to the Holders. Such notice will be provided by FutureLink to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of FutureLink Common Stock provided for in Section 5(k) (iii) below.

                  (iii) In order that the Holders will be able to participate on a PRO RATA basis with the holders of FutureLink Common Stock in the distribution of assets of FutureLink in connection with a Liquidation Event, immediately prior to the effective time (the "Liquidation Event Effective Time") of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for shares of FutureLink Common Stock. To effect such automatic exchange, FutureLink shall be deemed to have purchased each Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Time and held by Holders, and each Holder shall be deemed to have sold the Exchangeable Shares held by it at such time, for a purchase price per share equal to the Exchangeable Share Price applicable at such time. In connection with such automatic exchange, FutureLink shall provide to the Trustee an Officers' Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

                  (iv) The closing of the transaction of purchase and sale contemplated by Section 5(k)(iii) above shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each Holder of Exchangeable Shares shall be deemed to have transferred to FutureLink all of the Holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and FutureLink shall deliver to the Holder the Exchangeable Share Consideration deliverable upon the automatic exchange of Exchangeable Shares. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of FutureLink Common Stock issued to it pursuant to the automatic exchange of Exchangeable Shares for FutureLink Common Stock and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with FutureLink pursuant to such automatic exchange shall thereafter be deemed to represent the shares of FutureLink Common Stock issued to the Holder by FutureLink pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent shares of FutureLink Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as FutureLink may reasonably require, FutureLink shall deliver or cause to be delivered to the Holder certificates representing the shares of FutureLink Common Stock of which the Holder is the holder.

6.        Restrictions on Issuance of FutureLink Special Voting Stock

         During the term of this Agreement, FutureLink will not issue any shares of FutureLink Special Voting Stock in addition to the Voting Share.

7.       CONCERNING THE TRUSTEE

         (a) Powers and Duties of the Trustee. The rights, powers and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include:

                  (i) receipt and deposit of the Voting Share from FutureLink as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

                  (ii) granting proxies and distributing materials to Holders as provided in this Agreement;

                  (iii) voting the Holder Votes in accordance with the provisions of this Agreement;

                  (iv) receiving the grant of the Exchange Right and the Automatic Exchange Rights from FutureLink as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

                  (v) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Holders Exchangeable Shares and other requisite documents and distributing to such Holders the shares of FutureLink Common Stock and cheques, if any, to which such Holders are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

                  (vi) holding title to the Trust Estate;

                  (vii) investing any monies forming, from time to time, a part of the Trust Estate as provided in this Agreement;

                  (viii) taking action at the direction of a Holder or Holders to enforce the obligations of FutureLink under this Agreement; and

                  (ix) taking such other actions and doing such other things as are specifically provided in this Agreement.

         In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this Agreement.

         The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

         (b) None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified; such costs and expenses shall be paid for by FutureLink. The Trustees shall not be required to take any action until it has received reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee.

         (c) Dealings with Transfer Agents, Registrars, etc. FutureLink irrevocably authorize the Trustee, from time to time, to:

                  (i) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the FutureLink Common Stock; and

                  (ii) requisition, from time to time, (A) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and (B) from the transfer agent of FutureLink Common Stock, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights in the manner specified in Article 5 hereof.

         FutureLink irrevocably authorizes and agree to direct its registrars and transfer agents to comply with all such requests. FutureLink covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights, in each case pursuant to Article 5 hereof.

         (d) Books and Records. The Trustee shall keep available for inspection by FutureLink and Riverview, at the Trustee's principal office in Calgary, Alberta, correct and complete books and records of account relating to the Trustee's actions under this Agreement, including without limitation all information relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights, the Exchange Right and the Automatic Exchange Rights for the term of this Agreement. On or before August 31, 1999, and on or before August 31 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to FutureLink and Riverview a brief report with respect to:

                  (i) the property and funds comprising the Trust Estate as of that date;

                  (ii) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Holders in consideration of the issue and delivery by FutureLink of shares of FutureLink Common Stock in connection with the Exchange Right, during the calendar year ended on such date; and

                  (iii) all other actions taken by the Trustee in the performance of its duties at the expense of FutureLink under this Agreement which it had not previously reported.

         (e) Income Tax Returns and Reports. The Trustee shall, to the extent necessary, prepare and file or cause to be prepared and filed on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable. If requested by the Trustee, FutureLink shall retain such experts for purposes of providing such advice and assistance.

         (f) Actions by Holders. No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 7(f) hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, the Exchange Right or the Automatic Exchange Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

         (g) Reliance upon Declarations. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of Section 7(i) hereof, if applicable, and with any other applicable provisions of this Agreement.

         (h) Evidence and Authority to Trustee. Riverview and/or FutureLink shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Riverview and/or FutureLink or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of Riverview and/or FutureLink forthwith if and when:

                  (i) such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 7(h); or

                  (ii) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Riverview and/or FutureLink written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

         Such evidence shall consist of an Officers' Certificate of Riverview and/or FutureLink or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

         Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him provided that if such report or opinion is furnished by a director, officer or employee of Riverview and/or FutureLink it shall be in the form of an Officers' Certificate or a statutory declaration.

         Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

                  (iii) declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

                  (iv) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

                  (v) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

         (i)      Experts, Advisors and Agents.  The Trustee may:

                  (i) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Riverview and/or FutureLink or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

                  (ii) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

         (j) Investment of Monies Held by Trustee. Unless otherwise provided in this Agreement, any monies held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Alberta trustees are authorized to invest trust unit monies, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such monies on the written direction of Riverview. Pending the investment of any monies as hereinbefore provided, such monies may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of Riverview, in the deposit department of the Trustee or any other loan or company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

         (k) Trustee Not Required to Give Security. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

         (l) Trustee Not Bound to Act on Request. Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Riverview and/or FutureLink or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

         (m) Conflicting Claims. If conflicting claims or demands are made or asserted with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

                  (i) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

                  (ii) all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Right subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

         If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

         (n) Acceptance of Trust. The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

8.       Compensation

         FutureLink and Riverview jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its rights and duties under this Agreement; provided that FutureLink and Riverview shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or willful misconduct.

9.       INDEMNIFICATION AND LIMITATION OF LIABILITY

         (a) Indemnification of the Trustee. FutureLink and Riverview jointly and severally agree to indemnify and hold harmless the Trustee, its partners, employees, agents, successors and assigns (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the legal counsel on a solicitor and his own client basis) which, without fraud, negligence, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instructions delivered to the Trustee by FutureLink or Riverview pursuant hereto. In no case shall FutureLink or Riverview be liable under this indemnity for any claim against any of the Indemnified Parties unless FutureLink and Riverview shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii), below, FutureLink and Riverview shall be entitled to participate at their own expense in the defense and, if FutureLink or Riverview so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by FutureLink or Riverview, such authorization not to be unreasonably withheld; or (ii) the named parties to any such suit include both the Trustee and FutureLink or Riverview and the Trustee shall have been advised by counsel acceptable to FutureLink or Riverview that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to FutureLink or Riverview and that an actual or potential conflict exists (in which case FutureLink and Riverview shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

         (b) Limitation of Liability. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement except to the extent that such loss is attributable to the fraud, willful misconduct or bad faith on the part of the Trustee.

10.      Change of Trustee

         (a) Resignation. The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to FutureLink and Riverview specifying the date on which it desires to resign, provided that such notice shall not be given less than 30 days before such desired resignation date unless FutureLink and Riverview otherwise agree. Upon receiving such notice of resignation, FutureLink and Riverview shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the Alberta Court of Queen's Bench upon application of one or more of the parties hereto.

         (b) Removal. The Trustee, or any Trustee hereafter appointed, may be removed with or without cause, at any time on 30 days prior notice by written instrument executed by FutureLink and Riverview, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that, in connection with such removal, provision is made for a replacement trustee similar to that contemplated in Section 10(a).

         (c) Successor Trustee. Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to FutureLink and Riverview and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as trustee in this Agreement. However, on the written request of FutureLink and Riverview or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, FutureLink, Riverview and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

         (d) Notice of Successor Trustee. Upon acceptance of appointment by a successor trustee as provided herein, FutureLink and Riverview shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If FutureLink or Riverview shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of FutureLink and Riverview.

11.      FutureLink Successors

         (a) Certain Requirements in Respect of Combination, etc. FutureLink shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless:

                  (i) such other Person or continuing corporation (the "FutureLink Successor"), by operation of law, becomes, without further action, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the FutureLink Successor of liability for all monies payable and property deliverable hereunder and the covenant of such FutureLink Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of FutureLink under this Agreement; and

                  (ii) such transaction shall, to the satisfaction of the Trustee and in the opinion of legal counsel to the Trustee, be upon such terms as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Holders hereunder.

         (b) Vesting of Powers in Successor. Whenever the conditions of Section 11 (a) hereof have been duly observed and performed, the Trustee, if required, by Section 11 (a) hereof, the FutureLink Successor and Riverview shall execute and deliver the supplemental agreement provided for in Article 12 hereof and thereupon the FutureLink Successor shall possess and from time to time may exercise each and every right and power of FutureLink under this Agreement in the name of FutureLink or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of FutureLink or any officers of FutureLink may be done and performed with like force and effect by the directors or officers of such FutureLink Successor.

         (c) Wholly-Owned Subsidiaries. Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of FutureLink with or into FutureLink or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of FutureLink provided that all of the assets of such subsidiary are transferred to FutureLink or another wholly-owned subsidiary of FutureLink, and any such transactions are expressly permitted by this Article 11.

12.        Amendments and Supplemental Agreements

         (a) Amendments, Modifications, etc. This Agreement may not be amended or modified except by an agreement in writing executed by Riverview, FutureLink and the Trustee and approved by the Holders in accordance with Section 9.2 of the Exchangeable Share Provisions.

         (b) Ministerial Amendments. Notwithstanding the provisions of Section 12(a) hereof, the parties to that agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this Agreement for the purposes of:

                  (i) adding to the covenants of any or all of the parties hereto for the protection of the Holders hereunder;

                  (ii) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of FutureLink and Riverview and in the opinion of the Trustee and its counsel having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole; or

                  (iii) making such changes or corrections which, on the advice of counsel to Riverview, FutureLink and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and its counsel and the board of directors of each of Riverview and FutureLink shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole.

         (c) Meeting to Consider Amendments. Riverview, at the request of FutureLink, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the bylaws of Riverview, the Exchangeable Share Provisions and all applicable laws.

         (d) Changes in Capital of FutureLink and Riverview. At all times after the occurrence of any event effected pursuant to Section 2(e) or
         Section 2(f) of the Support Agreement, as a result of which either FutureLink Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which FutureLink Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

         (e) Execution of Supplemental Agreements. No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time Riverview (when authorized by a resolution of its Board of Directors), FutureLink (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

                  (i) evidencing the succession of any FutureLink Successors to FutureLink and the covenants of and obligations assumed by each such FutureLink Successors in accordance with the provisions of Article 11, and the successor of any successor trustee in accordance with the provisions of Article 10;

                  (ii) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange

                  Rights which, in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Holders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to FutureLink, Riverview, the Trustee or this Agreement; and

                  (iii) for any other purposes not inconsistent with the provisions of this Agreement, including without limitation to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.


13.      Termination

         (a) Term. The Trust created by this Agreement shall continue until the earliest to occur of the following events:

                  (i) no outstanding Exchangeable Shares are held by a Holder;

                  (ii) each of Riverview and FutureLink elects in writing to terminate the Trust and such termination is approved by the Holders of the Exchangeable Shares in accordance with Section
                  9.2 of the Exchangeable Share Provisions; and

                  (iii) twenty-one (21) years after the death of the last survivor of the descendants of His Majesty King George VI of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

         (b) Survival of Agreement. This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Holder, provided, however, that the provisions of Articles 8 and 9 hereof shall survive any such termination of this Agreement.

14.      General

         (a) Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

         (b) Inurement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders.

         (c) Notices to Parties. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

                  (i)      if to FutureLink at:

                           550, 603 - 7 Avenue S.W.
                           Calgary, Alberta  T2P 2T5
                           Attention: Chairman of the Board

                  (ii)     if to Riverview at:

                           550, 603 - 7 Avenue S.W.
                           Calgary, Alberta  T2P 2T5
                           Attention: President

                  (iii)    if to the Trustee at:

                           Howard, Mackie
                           1000, 400 - 3rd Avenue S.W.
                           Calgary, Alberta T2P 4H2
                           Attention: John Poetker


         Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

         (d) Notice of Holders. Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such Holder shown on the register of Holders of Exchangeable Shares in any manner permitted by the Exchangeable Share Provisions and shall be deemed to be received (if given or sent in such manner) at the time specified in such Exchangeable Share Provisions, the provisions of which the Exchangeable Share Provisions shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

         (e) Risk of Payments by Post. Whenever payments are to be made or documents are to be sent to any Holder by the Trustee, by Riverview or by FutureLink or by such Holder to the Trustee or to FutureLink or Riverview, the making of such payment or sending of such document sent through the post shall be at the risk of Riverview or FutureLink, in the case of payments made or documents sent by the Trustee or Riverview or FutureLink, and the Holder, in the case of payments made or documents sent by the Holder.

         (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         (g) Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

         (h) Attornment. FutureLink agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints Riverview at its registered office in the Province of Alberta as FutureLink's attorney for service of process.

IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed as of the date first above written.

                                            FUTURELINK DISTRIBUTION CORP.



                                            Per:________________________________


                                            Per:________________________________



                                            RIVERVIEW MANAGEMENT CORP.



                                            Per:________________________________


                                            Per:________________________________


                                            HOWARD, MACKIE

                                            Per:________________________________


                                            Per:________________________________

                                   SECTION 86
                            SHARE EXCHANGE AGREEMENT


         THIS AGREEMENT made effective as of the _____ day of August, 1998.

BETWEEN:

         OLIVIA B. BIALIK, an individual residing at Calgary, Alberta (hereinafter referred to as the "Shareholder")

                                                               OF THE FIRST PART

AND

         RIVERVIEW MANAGEMENT CORPORATION, a body corporate with offices at Calgary, Alberta (hereinafter referred to as the "Corporation")

                                                              OF THE SECOND PART


         WHEREAS the Corporation is in the course of reorganizing the share capital of the Corporation and has filed Articles of Amendment to create an unlimited number of Exchangeable Shares;

         AND WHEREAS the Shareholder owns 100 Class "B" Shares and 2,989,165 Class "K" Shares in the capital stock of the Corporation (the "Shares") and desires to exchange the Shares for Exchangeable Shares of the Corporation being created;

         AND WHEREAS the parties desire to effect the exchange of shares on the terms and conditions hereinafter set forth.

         NOW THEREFORE in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. The Shareholder agrees to dispose of and transfer to the Corporation the Shares, and in exchange therefor the Corporation agrees to issue to the Shareholder 2,831,916 Exchangeable Shares (the "Exchange").

2. The Corporation shall add the stated capital of the Shares to the stated capital of the 2,831,916 Exchangeable Shares;

3. The Shareholder covenants that the Shares represent all of the Class "B" Shares and all of the Class "K" Shares held by the Shareholder in the Corporation.

4. The Corporation and Shareholder agree that the fair market value of the Exchangeable Shares received on the Exchange by the Shareholder equals the fair market value of the Shares received by the Corporation.

5. The Shareholder agrees to deliver to the Corporation the Class "B" and Class "K" share certificates, duly endorsed for the transfer to the Corporation of the Shares, whereupon the Corporation agrees to issue to the Shareholder a share certificate evidencing the 2,831,916 Exchangeable Shares.

6. The Shareholder and Corporation agree that the provisions of Subsection 86(1) of the Income Tax Act (Canada) are intended to apply to the Exchange.

7. This Agreement shall be construed in accordance with the laws in force in the Province of Alberta.

         IN WITNESS WHEREOF the parties have executed this agreement as of the date first above mentioned.


_____________________________               ____________________________________
WITNESS                                     OLIVIA B. BIALIK



                                            RIVERVIEW MANAGEMENT CORPORATION


                                            Per:________________________________
                                                Donald A. Bialik, President